UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

CALPINE CORPORATION

(Name of Registrant as Specified in Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 20, 2009

To our Shareholders:

It is our pleasure to invite you to attend our 2009 Annual Meeting of Shareholders, which is to be held on May 7, 2009, at the Hilton Americas – Houston, located at 1600 Lamar Street, Houston, Texas 77010. The meeting will begin at 10:00 a.m., local time.

The following Notice of 2009 Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted your proxy.

Very truly yours,

William J. Patterson Chairman of the Board of Directors	Jack A. Fusco President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CALPINE CORPORATION

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Date of Meeting:	May 7, 2009

Time:	10:00 a.m., Central time

Place:	Hilton Americas – Houston 1600 Lamar Street, Houston, Texas 77010

Items of Business:	We are holding the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:

• to elect nine directors to serve on our Board of Directors (“Board”) until the 2010 annual meeting of shareholders and until their successors shall have been elected and qualified;

•     to amend Section 3.2 of our Amended and Restated Bylaws to allow the Board to establish the number of directors constituting the Board from time to time within a permitted range of a minimum of five directors up to a maximum of 11 directors;

• to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year; and

• to transact any other business that may properly come before the Annual Meeting.

The proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Annual Meeting.

Record Date:	The directors have fixed the close of business on March 12, 2009, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.
Date These Proxy Materials Are First Being Made Available on the Internet:	On or about March 20, 2009.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We are instead sending shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Page
Notice of Annual Meeting of Shareholders	Cover
Internet Availability of Proxy Materials	Cover
Proxy Solicitation and Voting Information	1
Why am I receiving these materials?	1
What is included in these materials?	1
What am I voting on?	1
What is a proxy?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How can I get electronic access to the proxy materials?	2
Who can vote?	2
How do I vote?	2
Can I vote at the Annual Meeting?	3
What does it mean if I receive more than one Notice?	3
Can I change my mind after I vote?	3
How many votes am I entitled to?	3
How many votes must be present to hold the Annual Meeting?	3
How many votes are needed to elect directors?	3
How many votes are needed to amend the Bylaws?	4
How many votes are needed to ratify the PWC Appointment?	4
How many votes are needed for other matters?	4
What if I return my proxy but do not provide voting instructions?	4
Will my shares be voted if I do not provide my proxy?	4
Annual Meeting Admission	5
Expenses of Solicitation	5
Householding	5
Proposal 1 — Election of Directors	6
Nominees for Election as Directors	6
Board Meetings and Board Committee Information	8
Meetings	8
Committees and Committee Charters	8
Audit Committee	9
Compensation Committee	9
Nominating and Governance Committee and Director Nominations	10
Compensation Committee Interlocks and Insider Participation	11
Report of the Audit Committee	11
Principal Accounting Fees and Services	12
Audit Fees	12
Audit-Related Fees	12
Tax Fees	12
All Other Fees	12
Audit Committee Pre-Approval Policies and Procedures	13
Corporate Governance Matters	13
Corporate Governance Guidelines	13
Code of Conduct and Ethics	13
Director Independence	14
Business Relationships and Related Party Transactions Policy	15
Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board	15

i

(continued)

ii

CALPINE CORPORATION

717 Texas Avenue, Suite 1000

Houston, Texas 77002

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2009

PROXY SOLICITATION AND VOTING INFORMATION

Our Board of Directors (“Board” or “Board of Directors”) solicits your proxy for our 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 7, 2009, at 10:00 a.m. Central time at the Hilton Americas – Houston, located at 1600 Lamar Street, Houston, Texas 77010, and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. This is our first annual meeting of shareholders following our reorganization and emergence from bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board. The proxies will be used at our Annual Meeting to be held on May 7, 2009, or any adjournment of the Annual Meeting. We are making these materials available to shareholders on the Internet beginning on or about March 20, 2009. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	our proxy statement; and

•	our 2008 annual report to shareholders, which includes our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What am I voting on?

You will be voting on each of the following:

•	To elect nine directors.

•

To amend Section 3.2 of our Amended and Restated Bylaws (“Bylaws”) to permit the size of the Board of Directors to be determined by the Board from time to time, within a range of a minimum of five directors up to a maximum of 11 directors.

•

To ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for the 2009 fiscal year. We refer to the appointment of PWC as our independent registered public accounting firm as the “PWC Appointment.”

•	To transact any other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

As of the date of this proxy statement, the Board of Directors knows of no other matters that will be brought before the Annual Meeting.

You may not cumulate your votes for any matter being voted on at the Annual Meeting, and you are not entitled to appraisal or dissenters’ rights.

What is a proxy?

A proxy is a voting form that allows your vote to be cast if you are physically absent from the Annual Meeting. With a proxy, you are giving your authorization to another person to vote according to your instructions at the Annual Meeting. They will vote your shares according to your instructions, or, if you give no voting instructions, they will vote your shares in their best judgment.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (which we refer to as the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice, free of charge, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by e-mail on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record of our common stock at the close of business on March 12, 2009 (the “record date”), may vote, either in person or by proxy, at the Annual Meeting. On the record date, we had 428,668,995 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury, which are not considered outstanding, will not be voted. In addition, shares of our common stock reserved for issuance upon the resolution of the remaining disputed claims related to our Chapter 11 cases are not outstanding and are not entitled to vote.

How do I vote?

You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner.

•	By telephone.

•	For those shareholders who request to receive a paper proxy card in the mail, by completing, signing and returning the proxy card.

•	By attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Please follow the directions on your proxy card carefully.

Can I vote at the Annual Meeting?

You may vote your shares at the Annual Meeting if you attend in person. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares by proxy via the Internet, by telephone or by mail.

What does it mean if I receive more than one Notice?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021 and may be reached at 877-745-9351.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern time, on May 6, 2009.

•	Giving timely written notice to the Corporate Secretary of our Company.

•	Delivering a timely later-dated proxy.

•	Voting in person at the Annual Meeting.

How many votes am I entitled to?

You are entitled to one vote for each share of our common stock that you own.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of March 12, 2009, must be present at the Annual Meeting. This is referred to as a quorum. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone.

•	Return a properly executed proxy by mail (even if you do not provide voting instructions).

•	Attend the Annual Meeting and vote in person.

How many votes are needed to elect directors?

The nine nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality. Abstentions and withhold votes do not represent votes in favor of a nominee and are not counted in determining which nominees are elected.

How many votes are needed to amend the Bylaws?

The affirmative vote of a majority of our outstanding shares entitled to vote in the election of directors is required to approve the proposed amendment to the Bylaws.

How many votes are needed to ratify the PWC Appointment?

To ratify the PWC Appointment, the “yes” votes cast in favor of ratification must exceed the “no” votes cast against ratification.

How many votes are needed for other matters?

To approve any other matter that properly comes before the Annual Meeting, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter. The Board of Directors knows of no other matters that will be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

What if I return my proxy but do not provide voting instructions?

If you hold your shares directly in your own name, and you sign and return your proxy card (including over the internet or by phone) but do not include voting instructions, your proxy will be voted FOR the election of the nine nominee directors named on page 6 of this proxy statement, FOR the proposed amendment of the Bylaws and FOR the ratification of the PWC Appointment.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not vote them or provide a proxy; if you return your proxy even if you do not provide instructions, they will be voted as described above.

If your shares are held in the name of a brokerage firm or other nominee, your shares may be voted under certain circumstances even if you do not provide your proxy. Brokerage firms have the authority under rules of the New York Stock Exchange (the “NYSE”) to vote customers’ unvoted shares on “routine” matters, which includes the election of directors and ratification of the appointment of our independent registered public accounting firm. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “yes” votes or “no” votes, as the case may be, with respect to all “routine” matters voted on at the Annual Meeting. Accordingly, if a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will count as a “for” vote in the election of each director nominee named in this proxy statement and the PWC Appointment.

A “broker non-vote” occurs when a broker, bank or other nominee that holds our common shares for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules. Abstentions and broker non-votes are not treated as votes cast on a proposal. Therefore, an abstention or broker non-vote generally will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum. The amendment of the Bylaws is not routine and, accordingly, if you do not provide voting instructions to the broker, bank or other nominee that holds your shares for you, they will not be voted for or against that proposal. However, in this case, because the proposed amendment of our Bylaws requires the affirmative vote of the holders of a majority of our issued and outstanding shares, abstentions and broker non-votes will have the effect of a vote against the proposal.

Annual Meeting Admission

Only shareholders and certain other permitted attendees may attend the Annual Meeting. No cameras, recording equipment, electronic devices, use of cell phones or BlackBerrys, large bags or packages will be permitted in the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the proxy statement.

Expenses of Solicitation

We will pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by us.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our annual report for the year ended December 31, 2008, and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If you wish to receive a separate copy of the annual report or other proxy materials, or if you wish to receive separate copies of future annual reports or proxy materials, please mail us at Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, attention: Investor Relations, or call us at (713) 830-8775.

Whether or not you expect to attend the Annual Meeting in person, you are requested to return your proxy by either (i) completing, dating and signing the proxy card and returning it promptly in the envelope provided for that purpose, or (ii) voting by telephone or via the Internet by following the directions on the Notice. By returning your proxy card or voting by telephone or Internet promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum is present at the Annual Meeting. Shareholders who attend the Annual Meeting may revoke a prior proxy vote and vote their shares in person as set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

You are being asked to elect nine directors to serve on our Board of Directors until the 2010 annual meeting of shareholders and until their successors have been elected and qualified. Each nominee currently serves on our Board of Directors; eight are non-management directors and one serves as an executive officer of our Company. Pursuant to Article III of our Bylaws, the size of our Board is set at nine members and our directors are authorized to fill any vacancy on the Board.

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with Article III of our Bylaws.

Our Bylaws provide that the affirmative vote of a plurality of the shares present and voting is required to elect a director, which means that the nine nominees receiving the highest numbers of votes cast at the Annual Meeting by all holders of shares of our common stock will be elected as directors.

The Board of Directors recommends you vote “FOR” each of the nominees described below.

Set forth in the table below is a list of our directors, together with certain biographical information, including their ages as of March 1, 2009.

Name	Age	Principal Occupation
Frank Cassidy	62	Retired President and Chief Operating Officer, PSEG Power LLC
Jack A. Fusco	46	President and Chief Executive Officer, Calpine Corporation
Robert C. Hinckley	61	Consultant
David C. Merritt	54	Consultant, iCRETE LLC
W. Benjamin Moreland	45	President and Chief Executive Officer, Crown Castle International Corp.
Robert A. Mosbacher, Jr.	57	Former President and Chief Executive Officer, Overseas Private Investment Corporation
Denise M. O’Leary	51	Private Venture Capital Investor
William J. Patterson	47	Managing Director, SPO Partners & Co.
J. Stuart Ryan	49	Founding Owner and President, Rydout LLC

Frank Cassidy became a director of the Company on January 31, 2008. Prior to his retirement in 2007, Mr. Cassidy was employed at Public Service Enterprise Group, Inc. (“PSEG”), an energy and energy services company, since 1969. From 1999 to 2007, Mr. Cassidy served as President and Chief Operating Officer of PSEG Power LLC, the wholesale energy subsidiary of PSEG. From 1996 to 1999, Mr. Cassidy was President and Chief Executive Officer of PSEG Energy Technologies, Inc. Prior to 1996, Mr. Cassidy held various positions of increasing responsibility at the Public Service Electric and Gas Company. Mr. Cassidy obtained a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology and a Master of Business Administration degree from Rutgers University. Mr. Cassidy is the chair of the Compensation Committee.

Jack A. Fusco has served as President and Chief Executive Officer of the Company and as a member of its Board of Directors since August 10, 2008. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002 he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to joining Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman Sachs Power, Mr. Fusco was Executive Director of International Development and Operations for Pacific Gas & Electric Company’s non-regulated subsidiary PG&E Enterprises, Inc. Mr. Fusco obtained a

Bachelor of Science Degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009.

Robert C. Hinckley became a director of the Company on January 31, 2008. From 1999 to 2001, Mr. Hinckley was an advisor to Xilinx, Inc., a supplier of programmable logic devices, and from 1991 to 1999 he was the Vice President, Strategic Plans and Programs as well as General Counsel and Secretary of Xilinx, Inc. In 1994, he also served as Xilinx’s Chief Operating Officer. Prior to joining Xilinx, Mr. Hinckley was the Senior Vice President and Chief Financial Officer of Spectra Physics, Inc. Mr. Hinckley spent 11 years on active duty in the U.S. Navy. Mr. Hinckley earned a Bachelor of Science degree from the U.S. Naval Academy. He earned his Juris Doctorate degree from Tulane University Law School. Mr. Hinckley currently is Chairman and Managing Director of MCL Intellectual Property LLC and participates as a member of the board of directors and advisory boards of several privately held companies. Mr. Hinckley is an adjunct Professor of Law at Tulane Law School and is a member of the Law School Dean’s Advisory Board. Mr. Hinckley is a member of both the Audit Committee and the Nominating and Governance Committee.

David C. Merritt became a director of the Company on February 8, 2006. Mr. Merritt currently serves as a consultant to iCRETE LLC, where he served as Senior Vice President and Chief Financial Officer from October 2007 to March 12, 2009. From October 2003 until September 2007, he served as Managing Director of Salem Partners LLC, an investment banking firm. From January 2001 to April 2003, he served as Managing Director in the Entertainment Media Advisory Group at Gerard Klauer Mattison & Co., Inc., a company that provides advisory services to the entertainment media industries. Mr. Merritt was an audit and consulting partner of KPMG LLP from 1985 to 1999. Mr. Merritt obtained a Bachelor of Science degree in Business and Accounting from California State University, Northridge. Mr. Merritt also serves as a director of Outdoor Channel Holdings, Inc. and Charter Communications, Inc. Mr. Merritt is the chair of the Audit Committee.

W. Benjamin Moreland became a director of the Company on January 31, 2008. Since 1999, Mr. Moreland has been employed by Crown Castle International Corp., a provider of wireless communications infrastructure in Australia, Puerto Rico and the U.S., in various capacities, including his current position as President and Chief Executive Officer and, prior to that, as Executive Vice President and Chief Financial Officer. Prior to joining Crown Castle International, he held various positions in corporate finance and real estate investment banking with Chase Manhattan Bank from 1984 to 1999. Mr. Moreland graduated with a Bachelor of Business Administration degree from the University of Texas, and earned his Master of Business Administration degree from the University of Houston. Mr. Moreland is also a director at Crown Castle International Corp. Mr. Moreland is a member of the Audit Committee.

Robert A. Mosbacher, Jr. became a director of the Company on February 11, 2009. Most recently, Mr. Mosbacher was appointed by President George W. Bush in 2005 as the President and Chief Executive Officer of the Overseas Private Investment Corporation, an independent U.S. government agency that helps small, medium and large American businesses expand into developing nations and emerging markets around the globe; he served in that position through January 2009. From 1986 until 2005, he served as President and Chief Executive Officer of Mosbacher Energy Company. From 1995 to 2003, Mr. Mosbacher also served as Vice Chairman of Mosbacher Power Group LLC. Mr. Mosbacher obtained a bachelor of arts in Political Science from Georgetown University and a Juris Doctorate from Southern Methodist University.

Denise M. O’Leary became a director of the Company on January 31, 2008. Since 1996, she has been a private venture capital investor in a variety of early stage companies. From 1983 to 1996, Ms. O’Leary was an associate, then general partner, at Menlo Ventures, a venture capital firm providing long-term capital and management services to development stage companies. She graduated from Stanford University with a Bachelor of Science degree in Industrial Engineering. Ms. O’Leary obtained her Master in Business Administration from Harvard Business School. Ms. O’Leary is also a director of U.S. Airways Group, Inc., and Medtronic, Inc. Ms. O’Leary is the chair of the Nominating and Governance Committee and a member of the Compensation Committee.

William J. Patterson became a director of the Company on January 31, 2008. Mr. Patterson is a Managing Director of SPO Partners & Co., a private investment partnership that he joined in 1989. From 1985 to 1987, Mr. Patterson was a financial analyst at The Goldman Sachs Group, Inc., where he was involved in structuring and arranging financing for leveraged buyouts and in privately placing debt and equity securities. Mr. Patterson earned a Bachelor of Arts degree from Harvard University, a Graduate Diploma in Economics from the Australian National University and a Master in Business Administration degree from Stanford University. Mr. Patterson is the Chairman of the Board and a member of the Nominating and Governance Committee.

J. Stuart Ryan became a director of the Company on January 31, 2008. Mr. Ryan is the founding owner and President of Rydout, LLC, a private investment firm focused on the energy and power industries since February 2003. He also has been a venture partner with SPO Partners & Co. since 2003. From 1986 through 2003, Mr. Ryan held various management positions with The AES Corporation, a global power company, including Executive Vice President from February 2000 and Chief Operating Officer from February 2002. Mr. Ryan earned a Bachelor of Science degree from Lehigh University. He also earned a Master of Business Administration degree from Harvard University. Mr. Ryan is a member of the Compensation Committee.

Pursuant to the Board Selection Term Sheet, dated as of June 27, 2007, related to our reorganization and emergence from bankruptcy protection, each of the members of our current Board, with the exception of Messrs. Fusco and Mosbacher, was selected to serve as a director on the reorganized Calpine Corporation post-emergence Board of Directors jointly by us and by the Official Committee of Unsecured Creditors of Calpine Corporation appointed by the Office of the U.S. Trustee. A copy of the Board Selection Term Sheet is included as Exhibit 17 to the Supplement to our Joint Plan of Reorganization filed with the Bankruptcy Court.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Meetings

As described above, seven of the nine members of our current Board were appointed in connection with our emergence from bankruptcy on January 31, 2008. Following our emergence, during 2008, our Board of Directors held 26 meetings. Each of the seven directors appointed at our emergence attended at least 75% of the meetings of the Board and of the committees on which he or she served during that period. In addition, Mr. Fusco, who was appointed to the Board in August 2008, has attended all meetings of the Board held in 2008 from the time of his appointment. Our ninth director, Mr. Mosbacher, was appointed in February 2009.

It is our policy that all members of our Board shall attend our annual meetings of shareholders. We expect that each member of our Board will attend the Annual Meeting.

Committees and Committee Charters

As of January 31, 2008, our Board established several committees, including an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charters of each of these Committees are available on our website at www.calpine.com/about/oc_corpgov_committees.asp. Additionally, copies of the Committee charters are attached to this proxy statement as exhibits. You may also request printed copies by sending a written request to our Corporate Secretary at the address set forth on the cover of this proxy statement.

The following table identifies the individual members of our Board serving on each of these committees:

Audit Committee	Compensation Committee	Nominating and Governance Committee
David C. Merritt (Chair) Robert C. Hinckley W. Benjamin Moreland	Frank Cassidy (Chair) Denise M. O’Leary J. Stuart Ryan	Denise M. O’Leary (Chair) Robert C. Hinckley William J. Patterson

Audit Committee

The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. From January 31, 2008, through the end of 2008, the Audit Committee held eight meetings. Each member of the Audit Committee attended all of those meetings.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report or to perform other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The Audit Committee also has direct responsibility to evaluate and, when appropriate, to remove the independent registered public accounting firm. The Audit Committee is also responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm.

The Audit Committee acts on behalf of the Board in monitoring and overseeing the performance of our internal audit function, and our chief accounting officer has direct access to the Audit Committee. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. The Audit Committee is also responsible for determining whether any waiver of our Code of Conduct will be permitted, and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Audit Committee’s function is one of oversight, recognizing that our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those statements. The Audit Committee reports periodically to the entire Board.

The Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that all members of the Audit Committee are financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that each member of the Audit Committee satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act and has accounting or related financial management expertise as such qualification under the NYSE listing standards is interpreted by the Board.

Compensation Committee

The Compensation Committee meets a minimum of four times a year and holds additional meetings as it deems necessary to perform its responsibilities. From January 31, 2008, through the end of 2008, the Compensation Committee held seven meetings. During 2008, the post-emergence Compensation Committee was originally chaired by Mr. Kenneth T. Derr. When Mr. Derr resigned from the Board in May 2008, Mr. Cassidy succeeded Mr. Derr as chair, and Ms. O’Leary was named to the Compensation Committee. Each member of the Compensation Committee attended all of the meetings of the Compensation Committee during the period such individual was a member of the Compensation Committee.

The Compensation Committee oversees the compensation plans, policies and programs in which our executive officers participate and the other incentive, retirement, welfare and equity plans in which all of our employees participate. In addition, the Compensation Committee administers and makes equity and/or cash awards under plans adopted for the benefit of our officers and other employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained.

The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of those goals and objectives, and determines and approves the chief executive officer’s compensation level on the basis of its evaluation. While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports its preliminary conclusions with respect to the performance evaluation and compensation decisions regarding our chief executive officer to the other independent directors of our Board in executive session and solicits their input prior to finalizing its conclusions.

The Compensation Committee also reviews, evaluates and approves the total compensation of all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to approval of our entire Board.

The Compensation Committee is also generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the position of chief executive officer and our diversity and inclusion programs. The Compensation Committee also administers and makes awards under our various equity-based employee incentive plans.

As further described in the “Compensation Discussion and Analysis” section of this proxy statement, our management provides information, analysis and recommendations for the Compensation Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management may participate in the decision-making process with respect to his or her own compensation. The Compensation Discussion and Analysis discusses the role of our chief executive officer in determining or recommending the amount and form of executive compensation. In addition, the Compensation Discussion and Analysis addresses the role of management and of the Compensation Committee’s independent compensation advisor, Towers Perrin, in determining and recommending executive compensation.

No current member of the Compensation Committee is or has been an officer or employee of our Company. Our Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.

Nominating and Governance Committee and Director Nominations

The Nominating and Governance Committee meets a minimum of four times a year and holds such additional meetings as it deems necessary to perform its responsibilities. From January 31, 2008, through the end of 2008, the Nominating and Governance Committee held four meetings. Each member of the Nominating and Governance Committee attended all of these meetings.

The Nominating and Governance Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board nominees for directors for the next annual meeting of shareholders and to fill vacancies on the Board.

In carrying out its responsibilities, the Nominating and Governance Committee will consider proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the Nominating and Governance Committee, c/o Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. The Nominating and Governance Committee seeks to identify individuals qualified to become directors, consistent with the criteria established by the Board for director candidates. When considering a person to be recommended for nomination as a director, the Nominating and Governance Committee will consider, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations). When considering a person to be recommended for re-nomination as a director, the Nominating and Governance Committee will consider, among other factors, the attendance, preparedness, participation and candor of the individual as well as the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines. The Nominating and Governance Committee would evaluate a candidate recommended by a shareholder for nomination as a director in the same manner that it evaluates a director nominee from any other source.

Our Nominating and Governance Committee also reviews non-employee director compensation and benefits on an annual basis and makes recommendations to the Board regarding appropriate compensation. The Nominating and Governance Committee also oversees evaluations of the Board and committees of the Board and, unless performed by the Compensation Committee, our senior managers.

Finally, the Nominating and Governance Committee has the responsibility to develop and recommend to the Board a set of corporate governance guidelines and propose changes to such guidelines from time to time as may be appropriate. Our Corporate Governance Guidelines are available on our website at www.calpine.com/about/oc_corpgov.asp.

Our Board of Directors has determined that the Nominating and Governance Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee is an officer or employee of our Company or any of its subsidiaries. Kenneth T. Derr, formerly a member of our Board and former chair of the Compensation Committee from January 31, 2008, until his resignation from the Board in May 2008, served as our acting Chief Executive Officer without compensation from November to December 2005. None of our executive officers served during 2008 on any compensation committee or any board of directors of another company, of which any of our Board members was an executive officer.

REPORT OF THE AUDIT COMMITTEE

On behalf of the Board of Directors of Calpine Corporation (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing its financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2008, and management’s assessment of internal control over financial reporting as of December 31, 2008.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PWC”) the matters required to be discussed by the Statement on Auditing Standards No. 61 (as amended), as adopted by Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures in the letter from PWC required by the applicable requirements of the PCAOB regarding PWC’s independence and has discussed with PWC their independence. The Audit Committee has determined that PWC’s non-audit services performed are compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2008, be included in its annual report on Form 10-K for the fiscal year then ended.

David C. Merritt (Chair)

Robert C. Hinckley

W. Benjamin Moreland

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has appointed PWC as our independent registered public accounting firm for the year ending December 31, 2009. We have been advised by PWC that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

Audit Fees

The fees billed by PWC for performing our integrated audit were approximately $8.2 million during the fiscal year ended December 31, 2008, and $10.2 million during the fiscal year ended December 31, 2007. The audit fees for 2007 have been revised from the amounts reported in our Annual Report on Form 10-K for the year ended December  31, 2007, to reflect final billings.

Audit-Related Fees

The fees billed for performing audits and reviews of certain of our subsidiaries were approximately $2.1 million during the fiscal year ended December 31, 2008, and $3.4 million during the fiscal year ended December 31, 2007. The fees billed by PWC for other audit-related services were approximately $0.1 million for the fiscal year ended December 31, 2008, and $0.2 million for the fiscal year ended December 31, 2007. Such other audit-related fees consisted primarily of consultations concerning financial accounting and reporting standards and employee benefit plan audits. The audit-related fees for 2007 have been revised from the amounts reported in our Annual Report on Form 10-K for the year ended December  31, 2007, to reflect final billings.

Tax Fees

None; PWC did not provide us with any tax compliance and tax consulting services during the fiscal years ended December 31, 2008 and 2007.

All Other Fees

The fees billed for all other services provided by PWC during the fiscal year ended December 31, 2008, were $0.2 million. These other services, which were pre-approved by the Audit Committee, related to an assessment of the Company’s month end close process and related recommendations for management’s consideration in an effort to achieve efficiency, cost-effectiveness and improved quality as they relate to the accounting function. For 2007, there were no other fees billed; PWC did not provide us with services other than as reported above under “Audit Fees” and “Audit-Related Fees” for the fiscal year ended December 31, 2007.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Any service proposals submitted by our independent registered public accounting firm need to be discussed and approved by the Audit Committee during its meetings, which take place at least four times a year. Once the proposed service is approved, we or our subsidiaries formalize the engagement of services. The approval of any audit and non-audit services to be provided by our independent registered public accounting firm is specified in the minutes of our Audit Committee meetings. In addition, the members of our Board of Directors are briefed on matters discussed by the different Committees of our Board.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for non-management directors, communications between shareholders and directors, Board committee structures and assignments, and review and approval of related person transactions. A copy of our Corporate Governance Guidelines is available on our website at www.calpine.com/about/oc_corpgov.asp. You may also request a printed copy by sending a written request to our Corporate Secretary at the address on the cover of this proxy statement.

Code of Conduct and Ethics

Our Code of Conduct and Corporate Governance Guidelines regulate related party transactions and apply to all directors, officers and employees. The Code of Conduct requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors, and it prohibits any individual’s taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. Further, it imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. If any question as to a potential conflict of interest arises, employees are directed to notify their supervisors and the Office of the General Counsel and, in the case of directors and the Chief Executive Officer, they are to notify the Audit Committee of our Board of Directors.

Our Code of Conduct also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee’s position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Code of Conduct must be explicit. The director, officer or employee seeking a waiver must provide his supervisor and the Office of the General Counsel with all pertinent information and, if the Office of the General Counsel recommends approval of a waiver, it shall present such information and the recommendation to the Audit Committee of our Board of Directors. A waiver may only be granted if (i) the Audit Committee is satisfied that all relevant information has been provided and (ii) adequate controls have been instituted to assure that the interests of the Company remain protected. In the case of our Chief Executive Officer and our directors, any waiver must also be approved by both the Audit Committee and the Nominating and Governance Committee. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Conduct in 2008. The Code of Conduct is posted on our website at http://www.calpine.com/about/oc_corpgov.asp and a copy is also attached as an exhibit to this proxy statement; you may also request a printed copy by sending a written request to our Corporate Secretary at the address listed on the cover of this proxy statement. We intend to post any amendments and any waivers of our Code of Conduct on our website within four business days.

Director Independence

Our independent directors are: Frank Cassidy, Robert C. Hinckley, David C. Merritt, W. Benjamin Moreland, Robert A. Mosbacher, Jr., Denise M. O’Leary, William J. Patterson and J. Stuart Ryan. With eight independent directors out of nine total directors, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines to have at least three-quarters of the Board consist of independent directors, as well as NYSE listing standards requiring that at least a majority of the Board consist of independent directors.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has established the following categorical standards to assist it in determining director independence (which are included in our Corporate Governance Guidelines), which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. Under the categorical standards, a member of the Board of Directors may be considered independent if such member has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer) and:

•	does not have an immediate family member that has been employed by the Company as an executive officer within the last three years;

•

has not received more than $100,000 in direct compensation from the Company within the last three years other than for services as a member of the Board of Directors, interim Chairman of the Board of Directors or interim Chief Executive Officer;

•	is not, and has not been within the last three years, an executive officer or an employee of a significant customer or supplier of the Company;

•	is not, and has not been within the last three years, affiliated with or employed by the Company’s present or former internal or external auditor;

•	is not affiliated with any not-for-profit entity which, in the business judgment of the Board of Directors, receives significant contributions from the Company;

•	is not employed as an executive officer of a public company at which an executive officer of the Company serves as a member of such public company’s board of directors;

•	has not had any of the relationships described above with any affiliate of the Company;

•

is not a member of the immediate family of any individual, or have an immediate family member, with any of the relationships described in the bulleted paragraphs above (where an “immediate family member” includes spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director’s or other individual’s home); and

•	has no other material relationship which, in the business judgment of the Board of Directors, would impair his or her ability to exercise independent judgment.

Notwithstanding the foregoing, each member of the Board of Directors must meet any mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by any exchange or market on which our common stock is listed and any other laws and regulations applicable to us. Each member of the Board of Directors shall promptly advise the Chairman of the Board (or the Lead Director if one has been appointed as described below) and the Nominating and Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.

In reaching its determinations, the Board reviewed the categorical standards listed above, the corporate governance rules of the NYSE and the individual circumstances of each director and determined that each of the directors identified above as independent satisfied each standard. In particular, in determining that

Messrs. Patterson and Ryan are independent directors, the Board considered the beneficial ownership of shares or voting power over us or our subsidiaries by such directors, or entities deemed to be controlled by such directors or by which such directors are employed or are otherwise related (other than shares or options to purchase shares granted to such directors as compensation for their services as directors).

Business Relationships and Related Party Transactions Policy

Our Corporate Governance Guidelines provide that our Board of Directors shall consider, in consultation with the Nominating and Governance Committee, whether a transaction between a member of the Board of Directors and the Company presents any inappropriate conflicts of interest and/or impairs the independence of any member of the Board of Directors. In addition, we have adopted a written policy regarding requirements for related person transactions. Under our related person transactions policy, any transaction or series of transactions in which we or one of our subsidiaries is a participant and as to which a related person has a direct or indirect material interest must be reviewed by our Chief Legal Officer. Any such transaction or series of transactions that must be disclosed under SEC rules must be referred by the Chief Legal Officer to our Audit Committee. Such transactions would normally require prior approval of our Audit Committee.

Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board

Our Corporate Governance Guidelines provide that a Chairman will be selected annually by a majority of the entire Board of Directors. The Chairman is to be selected from among the independent directors provided that, if the Board of Directors determines that it is appropriate to have, and selects, a Chairman that is not independent, the Board of Directors shall also select a Lead Director from among the independent directors. The Chairman and the Lead Director, if any, will have such duties and responsibilities as may be set forth in the Corporate Governance Guidelines from time to time. Mr. Patterson is our current Chairman.

Under our Corporate Governance Guidelines, non-management directors hold an executive session without management at each regularly scheduled Board meeting. Our Corporate Governance Guidelines also require that, at least once each year, the independent members of the Board of Directors (if different than the non-management directors) meet in executive session.

A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors. Such communications may be addressed to:

Calpine Corporation

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Attn: [Name of Appropriate Person or Group] c/o Corporate Secretary

Interested parties may also send communications by e-mail addressed to the Board, individual director(s) or committee(s) at Board_of_Directors@calpine.com.

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman (or Lead Director) by letter to the above address, marked for the attention of the Chairman or Lead Director, as applicable. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 1, 2009, or as of such other date as indicated below, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, based upon filings by such persons pursuant to Section 13 of the Exchange Act, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 20, 2009, as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Calpine Corporation, Suite 1000, 717 Texas Avenue, Houston, Texas 77002.

Name	Common Shares Beneficially Owned(1)	Shares Individuals Have the Right to Acquire Within 60 Days	Total Number of Shares Beneficially Owned(1)	Percent of Class
Harbinger Capital Partners Master Fund I, Ltd.(2)	73,407,165	—	73,407,165	17.1%
Luminus Management LLC(3)	65,652,566	—	65,652,566	15.3%
SPO Advisory Corp.(4)	93,080,344	—	93,080,344	21.7%
Jack A. Fusco(5)	500,000	—	500,000	*
Zamir Rauf(6)	41,300	7,233	48,533	*
W. Thaddeus Miller(7)	151,083	—	151,083	*
John B. Hill(8)	60,000	—	60,000	*
Michael D. Rogers(9)	104,757	103,566	208,323	*
Frank Cassidy(10)	5,029	—	5,029	*
Robert C. Hinckley(10)	6,112	—	6,112	*
David C. Merritt(10)	5,029	—	5,029	*
W. Benjamin Moreland(10)	5,029	—	5,029	*
Robert A. Mosbacher, Jr.	—	—	—	*
Denise M. O’Leary(10)	5,029	—	5,029	*
William J. Patterson(4)(10)(11)	92,852,695	—	92,852,695	21.7%
J. Stuart Ryan(4)(10)(12)	92,721,195	—	92,721,195	21.6%
Robert P. May(13)	46,391	325,500	371,891	*
Lisa Donahue(14)	—	—	—	*
Gregory L. Doody(15)	—	—	—	*
All executive officers and directors as a group (14 persons)	93,667,435	10,999	93,678,434	21.9%

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. A total of 428,668,995 shares of common stock are considered to be outstanding on March 1, 2009, pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2)

According to the most recent Schedule 13D/A filed with the SEC by Harbinger Capital Partners Master Fund I, Ltd. (filed on March 6, 2009), it possesses shared voting and dispositive power over such shares with the following reporting persons, each of whom has reported voting or dispositive power in such Schedule 13D/A as follows:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Harbinger Capital Partners Offshore Manager, L.L.C.	—	—	—	—
Harbinger Capital Partners LLC	—	73,407,165	73,407,165	17.1%
HMC Investors, L.L.C.	—	—	—	—
Harbinger Capital Partners Special Situations Fund, L.P.	—	34,838,332	34,838,332	8.1%
Harbinger Capital Partners Special Situations GP, LLC	—	34,838,332	34,838,332	8.1%
HMC — New York, Inc.	—	—	—	—
Harbert Management Corporation	—	—	—	—
Harbinger Holdings, LLC	—	108,245,497	108,245,497	25.3%
Philip Falcone	—	108,245,497	108,245,497	25.3%
Raymond J. Harbert	—	—	—	—
Michael D. Luce	—	—	—	—

According to such Schedule 13D/A, the principal business address of Harbinger Capital Partners Master Fund I, Ltd., is c/o International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond's Hill, Dublin 2, Ireland; the principal business address for each of Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC — New York, Inc., Harbinger Holdings, LLC and Philip Falcone is 555 Madison Avenue, 16th Floor, New York, New York 10022; and the principal business address for each of Harbinger Capital Partners Offshore Manager, L.L.C., Harbinger Capital Partners LLC, HMC Investors, L.L.C., Harbert Management Corporation, Raymond J. Harbert and Michael D. Luce is 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203.

Harbinger Capital Partners Master Fund I, Ltd. and some or all of the other entities and individuals described above may have made additional transactions in our common stock since the time that the Schedule 13D/A was filed with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by each member of such group.

(3)

According to the most recent Schedule 13D/A filed by Luminus Management LLC with the SEC (filed September 25, 2008), it possesses shared voting and dispositive power over such shares with the following reporting persons, each of whom has reported voting or dispositive power in such Schedule 13D as follows:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Farrington Management, LLC	—	65,652,566	65,652,566	15.3%
LSP Cal Holdings I, LLC	—	65,652,566	65,652,566	15.3%
LSP Cal Holdings II, LLC	—	65,652,566	65,652,566	15.3%
LS Power Partners, L.P.	—	65,652,566	65,652,566	15.3%
LS Power Partners II, L.P.	—	65,652,566	65,652,566	15.3%
Luminus Asset Partners, L.P.	—	65,652,566	65,652,566	15.3%
Luminus Energy Partners Master Fund, Ltd.	—	65,652,566	65,652,566	15.3%
Farrington Capital, LP	—	65,652,566	65,652,566	15.3%

According to such Schedule 13D/A, the principal business address of each of Luminus Management, LLC, Luminus Asset Partners, L.P. and Luminus Energy Partners Master Fund, Ltd. is 1700 Broadway, 38th Floor, New York, NY 10019 and the principal business address of each of Farrington Capital, LP, LSP Cal Holdings I, LLC, LSP Cal Holdings II, LLC, LS Power Partners, L.P. and LS Power Partners II, L.P. is 1700 Broadway, 35th Floor, New York, NY 10019. No address was provided for Farrington Management, LLC.

Luminus Management LLC and some or all of the other entities and individuals described above may have made additional transactions in our common stock since the time that the Schedule 13D/A was filed with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by each member of such group.

(4)	According to information provided to us by SPO Advisory Corp, it possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
SPO Partners II, L.P.	84,360,913	—	84,360,913	19.7%
SPO Partners II Co-Investment Partnership, L.P.	5,150,500	—	5,150,500	1.2%
SPO Advisory Partners, L.P.	89,511,413	—	89,511,413	20.9%
San Francisco Partners II, L.P.	3,204,753	—	3,204,753	0.7%
SF Advisory Partners, L.P.	3,204,753	—	3,204,753	0.7%
John H. Scully	178,200	92,716,166	92,894,366	21.7%
William E. Oberndorf	34,900	92,716,166	92,751,066	21.6%
Edward H. McDermott	6,800	92,716,166	92,722,966	21.6%
William J. Patterson+	9,349	92,846,066	92,855,415	21.7%
J. Stuart Ryan	5,029	92,716,166	92,721,195	21.6%
Phoebe Snow Foundation, Inc.	172,100	—	172,100	*
The Elizabeth R. & William J. Patterson Foundation	129,900	—	129,900	*

*	Less than 0.1%.

+

The 9,349 shares with sole voting and dispositive power reported and the total shares reported includes 2,720 restricted stock units received by Mr. Patterson as compensation for serving as Chairman of the Board during 2008; such restricted stock units are not exercisable until December 31, 2013, when they will be automatically exercised and exchanged for shares of common stock.

According to the Schedule 13D/A filed by SPO Advisory Corp. with the SEC on October 26, 2008 and other filings by SPO Advisory Corp., the principal business address of SPO Advisory Corp. and each other person listed in such Schedule 13D/A is 591 Redwood Highway, Suite 3215, Mill Valley Ca 94941.

(5)

These shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof. In addition, on August 10, 2008, Mr. Fusco was granted an option to purchase 5,394,000 shares of common stock of the Company, of which (i) 1,250,000 shares were granted pursuant to the Company’s 2008 Equity Incentive Plan (the “MEIP”) and (ii) 4,144,000 shares were granted outside of the MEIP, but are subject to the same terms and conditions as are set forth in the MEIP. The option was granted in four tranches of 1,075,000, 1,271,000, 1,435,000, and 1,613,000 shares, with each tranche having a per share exercise price of $15.99, $19.19, $21.59, and $23.99, respectively. The option has a seven-year term and will vest ratably on the first, second, third, fourth and fifth anniversaries of the grant date.

(6)

On February 6, 2008, Mr. Rauf was granted 36,400 restricted shares of common stock which vest in two equal installments on August 6, 2009, and February 6, 2011, and on March 5, 2008, Mr. Rauf received a grant of 4,900 additional shares of restricted stock which vest in three equal annual installments beginning on January 31, 2009. Unvested restricted shares are subject to limitations on transfer and forfeiture provisions. On January 31, 2008, Mr. Rauf was granted an option to purchase 23,200 shares of common stock at a per share exercise price of $16.90, with a ten-year term and vesting in two equal installments on July 31, 2009, and January 31, 2011. On March 5, 2008, Mr. Rauf was granted an option to purchase 21,700 shares of common stock at a per share exercise price of $18.38, with a ten-year term and vesting in three equal annual installments beginning on January 31, 2009. On December 17, 2008, Mr. Rauf was granted an option to purchase 100,000 shares of common stock at a per share exercise price of $8.01, with a ten-year term and vesting in three equal installments on the first, second and third anniversaries of the grant date. Each of the restricted stock and option grants was made pursuant to the MEIP.

(7)

On August 12, 2008, Mr. Miller was granted an option to purchase 1,678,000 shares of common stock of the Company, of which (i) 1,250,000 shares were granted pursuant to the Equity Plan and (ii) 428,000 shares were granted outside of the Equity Plan, but are subject to the same terms and conditions as are set forth in the Equity Plan. The option was granted in four tranches of 345,000, 394,000, 443,000, and 496,000 shares, with each tranche having a per share exercise price of $16.60, $19.19, $21.59, and $23.99, respectively. The option has a seven-year term and will vest ratably on the first, second, third, fourth and fifth anniversaries of the grant date.

(8)

On September 1, 2008, Mr. Hill was granted an option to purchase 1,314,734 shares of common stock of the Company, of which (i) 1,250,000 shares were granted pursuant to the MEIP and (ii) 64,734 shares were granted outside of the MEIP, but are subject to the same terms and conditions as are set forth in the MEIP. The option was granted in four tranches of 262,083, 309,920, 349,705 and 393,026 shares of common stock, with such tranches having a per share exercise price of $18.00, $21.60, $24.30 and $27.00, respectively. The option has a seven-year term and will vest ratably on the first, second, third, fourth and fifth anniversaries of the grant date.

(9)

On February 6, 2008, Mr. Rogers was granted 120,500 restricted shares of common stock which vested in full on February 16, 2009 and on March 5, 2008, Mr. Rogers received a grant of 18,100 additional shares of restricted stock which vest in three equal annual installments beginning on January 31, 2009. In connection with such January 31, 2009, and February 16, 2009, vestings, a total of 33,843 shares were withheld for tax purposes. Unvested restricted shares are subject to limitations on transfer and forfeiture provisions. On January 31, 2008, Mr. Rogers was granted an option to purchase 76,700 shares of common stock at a per share exercise price of $16.90. The option has a ten-year term and vested in full on February 16, 2009. On March 5, 2008, Mr. Rogers was also granted an option to purchase 80,600 shares of common stock at a per share exercise price of $18.38, with a ten-year term and vesting in three equal annual installments beginning on January 31, 2009. Each of the restricted stock and option grants was made pursuant to the MEIP.

(10)

On February 6, 2008, Ms. O’Leary and Messrs. Cassidy, Hinckley, Merritt, Moreland, Patterson and Ryan were granted 5,029 restricted shares of common stock. The restricted shares granted to each director fully vested on February 6, 2009, one year from the grant date.

(11)

Of these shares, 5,029 shares are shares of restricted stock awarded to Mr. Patterson in his capacity as a member of our Board as discussed in footnote 10 above; 1,600 are held in the William J. Patterson Individual Retirement Account, which is self-directed; 92,716,166 shares may be deemed to be beneficially owned by Mr. Patterson solely in his capacity as one of four controlling persons of SPO Advisory Corp. and 129,900 shares may be deemed to be beneficially owned by Mr. Patterson solely in his capacity as a controlling person, director and executive officer of The Elizabeth R. & William J. Patterson Foundation. In addition, Mr. Patterson received 2,720 restricted stock units as compensation for serving as Chairman of the Board during 2008; such restricted stock units are not exercisable until December 31, 2013, when they will be automatically exercised and exchanged for shares of common stock.

(12)

Of these shares, 5,029 shares are shares of restricted stock awarded to Mr. Ryan in his capacity as a member of our Board as discussed in footnote 10 above, and 92,716,166 shares may be deemed to be beneficially owned by Mr. Ryan solely in his capacity as an advisor to SPO Advisory Corp. with respect to investments by SPO Partners II, L.P., SPO Partners II Co-Investment Partnership, L.P and San Francisco Partners II, L.P. See footnote 4 for additional information.

(13)

Upon his termination on August 10, 2008, 73,000 restricted shares and options to purchase 325,500 shares of common stock that had been granted to Mr. May, our former Chief Executive Officer, became fully vested. Upon vesting, 26,609 of the 73,000 restricted shares were withheld to satisfy Mr. May’s withholding tax obligations and he retained the remaining 46,391 shares. The options remain exercisable until March 25, 2018. See “Executive Officers — Executive Compensation — Summary of Employment Agreements” for more information.

(14)

Ms. Donahue served as our Chief Financial Officer until June 2008. See “Executive Officers — Executive Compensation — Summary of Employment Agreements” and “Certain Relationships and Related Transactions and Director Independence” for more information.

(15)

Upon his termination on August 12, 2008, 100,600 restricted shares and options to purchase 64,100 shares of common stock granted to Mr. Doody, our former Executive Vice President, General Counsel and Secretary, became fully vested. Upon vesting, 36,670 of the 100,600 restricted shares were withheld to satisfy Mr. Doody’s withholding tax obligations; Mr. Doody sold all of the remaining restricted shares prior to March 1, 2009. The options expired unexercised on January 31, 2009. See “Executive Officers — Executive Compensation — Summary of Employment Agreements” for more information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities including our common stock, to file with the SEC initial reports of beneficial ownership, reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.

Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company is not aware of any instances of noncompliance with the Section 16(a) filing requirements by any director, executive officer or beneficial owner of more than 10% of any class of the Company’s equity securities during the year ended December 31, 2008, except as follows: Mr. Hinckley, one of our directors, held certain of our debt securities at the time of his appointment to the Board on January 31, 2008. Pursuant to our Plan of Reorganization, such debt securities were terminated and, on February 6, 2008, 1,083 shares of common stock were issued to Mr. Hinckley in respect of such debt securities. Mr. Hinckley did not become aware of the termination of the debt securities and the issuance of the shares of common stock until more than two business days following the occurrence of the transaction. On May 14, 2008, Mr. Hinckley filed an amendment to his original Form 3 to report his holding of the debt securities at January 31, 2008, and a Form 4 to report the issuance to him of the 1,083 shares. Similarly, pursuant to our Plan of Reorganization, Mr. Miller, our Executive Vice President and Chief Legal Officer, received 1,083 shares of common stock on February 6, 2008 (prior to his joining the Company on August 12, 2008), upon the termination of certain of our debt securities then held by him. Mr. Miller’s holding of these shares was inadvertently omitted from Mr. Miller’s original Form 3 filed on August 13, 2008. Accordingly, Mr. Miller filed an amendment to his original Form 3 on February 5, 2009, to report the holding of the shares.

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide that compensation for our non-employee directors’ services may include annual cash retainers, shares of our common stock and options for such shares; meeting fees; fees for serving as a committee chairman; and fees for serving as a director of a subsidiary. We also reimburse directors for their reasonable out-of-pocket and travel expenses in connection with attendance at Board and Committee meetings. Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board of Directors. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable, and enable the Company to attract qualified members to serve on its Board.

In 2007, our Compensation Committee asked Towers Perrin to analyze non-employee director compensation practices of companies during transition after emergence from bankruptcy. Towers Perrin provided a summary of its assessment of director compensation, which covered total direct compensation, including cash and equity, and cash retainers, meeting fees, committee chair and committee membership fees, at 11 peer energy companies and 22 general industry peers. Based on the information Towers Perrin provided, the Board adopted, effective January 31, 2008, the following compensation structure for non-employee directors and board Committee members for 2008:

	Annual Retainer		Meeting Fees		Restricted Stock Award Value		Committee Chair Retainer
Outside Board Members	$50,000		$16,000	(1)	$85,000	(2)	$—
Chairman of the Board	$100,000	(3)	$—		$50,000	(4)	$—
Audit Committee	$—		$12,000	(1)	$—		$20,000
Compensation Committee	$—		$12,000	(1)	$—		$10,000
Nominating and Governance Committee	$—		$12,000	(1)	$—		$10,000

(1)	Assumes eight meetings per year.

(2)	Restricted shares of common stock to vest in one year.

(3)	The Chairman of the Board is entitled to receive this amount in addition to the annual retainer fee. Mr. Patterson elected to forego this additional annual retainer for 2008.

(4)	The Chairman of the Board will receive this additional amount in a grant of restricted stock units.

Upon our emergence from bankruptcy protection on January 31, 2008, pursuant to the Board Selection Term Sheet, the then sitting members of our Board of Directors, with the exception of Messrs. May (our former Chief Executive Officer), Merritt and Derr, who resigned from our Board, and Ms. O’Leary and Messrs. Cassidy, Hinckley, Moreland, Patterson and Ryan were appointed to our Board. The following table provides certain information concerning the compensation for services rendered in all capacities for the year ended December 31, 2008, for all non-employee directors serving on our post-emergence Board:

Name	Fees Earned or Paid in Cash		Restricted Stock Awards(1)		All Other Compensation	Total Compensation
Frank Cassidy	$83,625		$74,364		$—	$157,989
Kenneth T. Derr(2)(3)	$89,750		$—		$—	$89,750
Robert C. Hinckley	$90,000		$74,364		$—	$164,364
David C. Merritt(3)	$130,250		$74,364		$—	$204,614
W. Benjamin Moreland	$78,000		$74,364		$—	$152,364
Denise M. O’Leary	$94,750		$74,364		$—	$169,114
William J. Patterson	$78,000	(4)	$115,592	(1)	$—	$193,592
J. Stuart Ryan	$78,000		$74,364		$—	$152,364

(1)

Under the Company’s 2008 Directors’ Incentive Plan (the “DEIP”), each outside director (with the exception of Messrs. Derr and Patterson) received a number of shares of restricted stock equal to $85,000 divided by the fair market value per share of common stock on the effective date of the DEIP, January 31, 2008. Under the terms of the DEIP, these awards were actually granted on February 6, 2008, the date that the Form S-8 was filed with respect to the DEIP. As required under the Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123R”), the Company recorded $82,727 as the fair value of the awards using the fair market value of the shares on February 6, 2008, the date of grant. The value of the restricted stock awarded to Mr. Patterson is $135,000 ($132,721 for FAS 123R reporting purposes). Pursuant to the DEIP, Mr. Patterson was granted 5,029 restricted shares on February 6, 2008, along with all other outside directors. On March 5, 2008, he was granted an additional award of 2,720 restricted stock units pursuant to the MEIP as compensation for serving as Chairman of our Board.

(2)	Upon Mr. Derr’s resignation from the Board in May 2008 all of his restricted stock awards were cancelled.

(3)	With respect to Messrs. Derr and Merritt, the amounts shown include amounts paid to them in 2008 for their service as Board members both before and after January 31, 2008.

(4)	Mr. Patterson was entitled to receive an additional annual retainer of $100,000 for his service as Chairman of the Board, but elected to forego this additional annual retainer for 2008.

During the period from January 1, 2008, through the appointment of our post-emergence Board on January 31, 2008, and the adoption of the new Board compensation structure described above, non-employee members of the Board of Directors were paid an annual retainer fee of $125,000 and were reimbursed for all expenses incurred in attending meetings of the Board of Directors or any committee thereof. Board members received meeting attendance fees of $2,000 per in-person meeting and $1,000 per telephonic meeting. The chairs of the Compensation Committee and the Nominating and Governance Committee each received an additional annual fee of $15,000. The chair of the Audit Committee received an additional annual fee of $30,000 and members of the Audit Committee (including the chair) each received an additional annual fee of $10,000 for serving on the Audit Committee. Committee members received meeting attendance fees of $1,000 per in-person or telephonic meeting. In addition, the Chairman of the Board received an annual retainer fee of $50,000. No stock option or restricted stock awards were made to members of the Board during the period January 1, 2008, to January 31, 2008.

The following table provides certain information concerning compensation for services rendered in all capacities for the year ended December 31, 2008, for the non-employee directors (other than Messrs. Derr and Merritt) serving on the Board from January 1, 2008, through January 31, 2008:

Name	Fees Earned or Paid in Cash	Total Compensation
Glen H. Hiner	$33,250	$33,250
William J. Keese	$33,250	$33,250
Walter L. Revell	$33,250	$33,250
George J. Stathakis	$32,250	$32,250
Susan Wang	$32,250	$32,250

EXECUTIVE OFFICERS

Identification of Executive Officers

Set forth in the table below is a list of our executive officers, together with certain biographical information, including their ages as of March 1, 2009:

Name	Age	Principal Occupation
Jack A. Fusco	46	President and Chief Executive Officer
Zamir Rauf	49	Executive Vice President and Chief Financial Officer
W. Thaddeus Miller	58	Executive Vice President, Chief Legal Officer and Secretary
John B. Hill	41	Executive Vice President and Chief Commercial Officer
Jim D. Deidiker	53	Senior Vice President and Chief Accounting Officer
Gary M. Germeroth	50	Executive Vice President and Chief Risk Officer

Jack A. Fusco has served as our President and Chief Executive Officer and as a member of our Board of Directors since August 10, 2008. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002 he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to joining Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman Sachs Power, Mr. Fusco was Executive Director of International Development and Operations for Pacific Gas & Electric Company’s non-regulated subsidiary PG&E Enterprises, Inc. Mr. Fusco obtained a Bachelor of Science Degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009.

Zamir Rauf has served as our Executive Vice President and Chief Financial Officer since December 17, 2008, after serving as Interim Chief Financial Officer from June 4, 2008. Previously, he served as our Senior Vice President, Finance and Treasurer from September 2007 until his appointment as Interim Chief Financial Officer. Since joining the Company in February 2000, Mr. Rauf has served as Manager, Finance from February 2000 to April 2001, Director, Finance from April 2001 to December 2002, Vice President, Finance from December 2002 to July 2005 and Senior Vice President, Finance from July 2005 to September 2007. Prior to joining the Company, Mr. Rauf held various accounting and finance roles with Enron North America and Dynegy Inc., as well as credit and lending roles with Comerica Bank. He earned his Bachelor of Arts in Business and Commerce and Masters in Business Administration – Finance from the University of Houston.

W. Thaddeus Miller has served as our Executive Vice President, Chief Legal Officer and Secretary since August 12, 2008. Prior to joining the Company, Mr. Miller most recently served as Executive Vice President and Chief Legal Officer of Texas Genco LLC from December 14, 2004 until 2006. From 2002 to 2004, Mr. Miller was a consultant to Texas Pacific Group, a private equity firm. From 1999 to 2002, he served as Executive Vice President and Chief Legal Officer of Orion Power Holdings, Inc., an independent power producer. From 1994 to 1999, Mr. Miller was a Vice President of Goldman Sachs & Co., where he focused on wholesale electric and other energy commodity trading. Before joining Goldman Sachs & Co., Mr. Miller was a partner in a New York law firm. Mr. Miller earned his Bachelor of Science degree from the United States Merchant Marine Academy and his Juris Doctor from St. John’s School of Law. In addition, Mr. Miller was an officer in the United States Coast Guard from 1973 through 1976.

John B. (Thad) Hill has served as our Executive Vice President and Chief Commercial Officer since September 1, 2008. Prior to joining the Company, Mr. Hill most recently served as Executive Vice President of NRG Energy, Inc. since February 2006 and President of NRG Texas LLC since December 2006. Prior to joining NRG Energy, Inc., Mr. Hill was Executive Vice President of Strategy and Business Development at Texas Genco LLC from 2005 to 2006. From 1995 to 2005, Mr. Hill was with Boston Consulting Group, Inc., where he rose to

Vice President and Director and led the North American energy practice, serving companies in the power and gas sector with a focus on commercial and strategic issues. Mr. Hill received his Bachelor of Science degree from Vanderbilt University and a Master of Business Administration degree from the Amos Tuck School of Dartmouth College.

Jim D. Deidiker has served as our Senior Vice President and Chief Accounting Officer since January 6, 2009. Prior to joining the Company, Mr. Deidiker most recently served as Vice President and Controller of Texas Genco LLC from 2005 to 2006 where he was responsible for financial and public reporting as well as management of the accounting function. From 1998 to 2005, Mr. Deidiker served as Managing Director & Vice President, Administration of AEP Energy Services, Inc. where he was responsible for management of the accounting function, financial reporting, contract administration and risk management for the gas pipeline and trading segment of AEP Energy Services, Inc. Mr. Deidiker obtained a Bachelor of Science in Accounting from Southwest Missouri State University and a Master in Business Administration from the University of Houston. In addition, Mr. Deidiker is a Certified Public Accountant and Certified Management Accountant.

Gary M. Germeroth has served as our Executive Vice President and Chief Risk Officer since June 2007. His responsibilities include maintaining oversight of our risk management framework and assuring that our complex risks are communicated and understood throughout the organization. Prior to joining the Company, he worked for PA Consulting Group, Inc. and its predecessor firm, Hagler Bailly Risk Advisors, since 1999. Prior to joining PA Consulting, Mr. Germeroth held a variety of controllership, risk control and treasury positions at various entities in his energy career. Mr. Germeroth has more than 28 years of experience in energy strategy and risk management, having directed a variety of commercial strategy, enterprise risk management and corporate restructuring projects for multiple companies. He has led efforts related to corporate governance, portfolio risk evaluation, operational risk management, strategic options analysis, management of portfolio capital requirements, organizational and business process design, transaction settlement and financial accounting. He obtained a Bachelor of Science in Finance from the University of Denver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview. Following our successful emergence from Chapter 11 bankruptcy restructuring in early 2008, the primary objectives of the Compensation Committee of our Board of Directors have been to build and motivate a highly talented team of executives to successfully lead the post-emergence Company in creating value for our shareholders. To assist in achieving these objectives, the Compensation Committee has sought to provide compensation packages designed primarily to reward increased shareholder value and the achievement of key operating objectives. As we move further beyond the transition from our bankruptcy restructuring, our executive compensation and benefit programs will be more focused on rewarding our management team for its success in implementing our business plan and strategies and its progress in realizing our goal of being recognized as the premier independent power company in the U.S.

We successfully navigated two transitions when the need to attract and retain an executive team has been acute. First, we sought and were successful in retaining an executive team experienced in restructurings that could lead the Company through its bankruptcy reorganization from our initial filings in December 2005 through our emergence from bankruptcy protection in January 2008. Following our emergence, it became apparent that different skills and experience would be necessary to successfully lead the Company in the future. Accordingly, during 2008, we sought to retain the management team that had led us through our reorganization until we were able to attract and retain a new, highly skilled post-emergence management team.

In building our new executive team post emergence, the Compensation Committee concluded that it was appropriate for us to enter into employment agreements with Mr. Fusco, our new Chief Executive Officer, and Mr. Miller, our new Executive Vice President and Chief Legal Officer. We had previously entered into employment agreements with Mr. May, our former Chief Executive Officer, and Mr. Doody, our former General Counsel (who also performed the duties of chief restructuring officer during 2007 and 2008). Thus, the compensation paid to our Chief Executive Officers and our Chief Legal Officers during 2008, as well as severance payments due to Mr. May and Mr. Doody following their resignations in connection with the engagement of Mr. Fusco and Mr. Miller, respectively, was controlled by written employment agreements. Our other named executive officers do not have employment agreements. Although Ms. Donahue, who served as our Chief Financial Officer until June 2008, was a consultant and her services were provided pursuant to a consulting agreement, she was not directly compensated by the Company.

The terms of the agreements with Messrs. Fusco and Miller extend through August 10, 2013. Mr. Rauf, our Chief Financial Officer, and Mr. Hill, our Executive Vice President and Chief Commercial Officer, were issued offer letters outlining the terms of their employment but do not have employment agreements. The employment of Messrs. Rauf and Hill may be terminated by either party at any time, at will. The combined compensation package for our named executive officers is fair and competitive for our sector of the industry.

Use of Independent Compensation Advisor. As part of the process of evaluating our current compensation structure and our compensation programs following our emergence, the Compensation Committee retained Towers Perrin, a national compensation consulting firm, as its independent compensation advisor. Towers Perrin reviewed our 2008 compensation programs but was also specifically asked to provide information regarding typical market practices for compensating management and outside directors following emergence from bankruptcy. The Towers Perrin analysis and the effect it had on our compensation decisions are reflected in the following discussion of 2008 compensation.

2008 Compensation. In 2008, the named executive officers’ compensation packages primarily consisted of base salary, a special one-time emergence bonus, an annual bonus, and grants of stock options and restricted stock. The emergence bonus was designed to reward our bankruptcy management team for the achievement of certain enterprise values in our Chapter 11 restructuring. The annual bonus was designed to reward achievement of targeted operating goals. The equity grants are intended to align management with the interests of shareholders by rewarding increases in the value of our share price. Unlike in 2007, however, in 2008 we also added sign-on compensation for Messrs. Fusco, Miller and Hill.

Base Salary. We provide executive officers with a base salary to compensate them for services rendered during the fiscal year. With the exceptions of Messrs. Fusco and Miller, whose 2008 base salaries were established by their employment agreements (as described below following the Summary Compensation Table in a section entitled “— Summary of Employment Agreements”), Messrs. Rauf and Hill, whose respective 2008 base salary was set forth in his offer letter, and Ms. Donahue, who was a consultant, the 2008 base salary of each of our named executive officers was set following an annual review, during which adjustments are made to reflect performance-based factors, as well as competitive conditions. During its review of base salaries, the Compensation Committee primarily considers:

•	Our budget for annual merit increases;

•	Market data of our peer group of companies provided by our compensation advisor;

•	The internal equity of each executive’s compensation, both individually and relative to the other executive officers; and

•	The individual performance of each executive officer.

We do not apply specific formulas to determine increases. Generally, executive salaries are adjusted effective with the first payroll period after the adjustment is determined. No named executive officer received a salary adjustment for 2009. However, in June and then December 2008, respectively, the Compensation Committee increased Mr. Rauf’s salary to reflect his promotion to interim and then full-time Executive Vice President and Chief Financial Officer.

Bonuses. All regular full-time, non-collective bargaining unit employees hired prior to November 1, 2008, were eligible to participate in the 2008 Calpine Corporation Incentive Plan (the “CIP”) which includes all our named executive officers. For Messrs. Fusco, May, Miller, Rauf and Hill, their 2008 annual bonuses are governed in part by the CIP and in part by their employment agreement or offer letter, as applicable, discussed below. The CIP bonus pool is funded only upon the achievement of certain corporate performance targets set by the Compensation Committee and the Board of Directors. Further, as part of their employment agreements, Messrs. Fusco, Miller and Hill received sign-on bonus compensation in 2008 of $500,000, $150,000 and $1,000,000, respectively.

Funding of the CIP bonus pool is triggered by meeting corporate goals (which account for 50% of the funding) and departmental goals (which account for the remaining 50% of the funding). The overall goals for 2008 were to (i) meet or exceed 2008 corporate earnings before interest, taxes, depreciation, amortization and restructuring of $1.694 billion; (ii) to operate within the 2008 departmental financial budgets and achieve key operating and strategic goals; and (iii) to achieve individual performance goals. The Compensation Committee selected the goals to reflect a balanced evaluation of annual operating performance including cash generation, cost containment and achievement of key goals that would drive future financial performance.

Because we generally met our targeted goals, the Compensation Committee allocated $27.4 million (before deduction for taxes and other compensation related costs) to the CIP bonus pool for 2008. Additional or reduced funding may be provided on a departmental basis based on each department’s expense budget targets.

Once funds are allocated to the CIP bonus pool because of the attainment of the performance targets, the pool is then allocated among the participants. Target annual bonus levels for named executive officers vary between 90% and 100% of bonus eligible earnings. These target bonus levels were established based on market data provided by our independent compensation advisor, discussed above. For 2008, the bonuses paid pursuant to the CIP to our named executive officers ranged from 73% to 100% of bonus-eligible earnings, with the exception of Mr. Hill, who was awarded an additional bonus pursuant to the discretion awarded to the Compensation Committee under the CIP for his exceptional performance, Ms. Donahue, who served as a consultant and did not receive any bonus, and Mr. Doody, who received payments in accordance with his severance arrangement, discussed separately below under “— Potential Payments Upon Termination or Change in Control.” The Compensation Committee has discretion to adjust the target bonus level for any individual; however, the total amount of bonuses awarded cannot exceed the amount available in the CIP bonus pool.

Except for Messrs. Fusco, Hill and Miller, our named executive officers who will participate in the CIP in 2009 generally do not have guaranteed minimum bonus amounts. The CIP does not establish a maximum bonus that may be awarded to any individual although Messrs. Fusco, Hill, Miller and Rauf have a maximum of 200% of base salary set forth in their employment agreements or offer letters, as applicable. The overall size of the pool and the need to allocate the pool among a large number of participants effectively moderates the size of the awards.

Because of our Chapter 11 filings and restructuring, traditional equity compensation arrangements were inappropriate for our executive officers in 2006 and 2007. However, we believe that we should encourage the desired performance from our executive officers by ensuring each such individual had a substantial personal financial interest in our successful emergence from Chapter 11. Therefore, in 2006, the Compensation Committee, with the assistance of an executive compensation consulting firm and the approval of the Bankruptcy Court, adopted our Emergence Incentive Plan (the “EIP”).

According to the EIP, upon our emergence from Chapter 11, EIP participants received emergence bonuses because we emerged from Chapter 11 with a threshold “plan adjusted enterprise value” (as defined in the EIP) of at least $5.0 billion. The EIP further provided that the incentive pool would increase by $285,000 for each $100 million increase in market-based adjusted enterprise value (as defined in the EIP). The EIP provides that the Chief Executive Officer selects the participants and determines the amounts of participants’ EIP bonuses.

Mr. May also received a bonus in connection with our emergence from Chapter 11 under his employment agreement. The agreement provided a minimum guaranteed success fee of $4,500,000, and further provided for an additional incentive bonus based on the Company’s achievement of a market adjusted enterprise and plan adjusted enterprise values of $5.0 billion. Mr. May’s employment agreement further provided for an increase of $239,000 for each $100 million increase in market adjusted enterprise value over $4.5 billion. The actual participants in the EIP were determined in 2007, and over the course of 2007 and 2008 we informed each participant of the minimum percentage of the EIP incentive pool that they would receive if the EIP incentive pool was funded. Of the named executive officers, the participants included Messrs. Rauf, Rogers and Doody.

When we emerged from Chapter 11 on January 31, 2008, our plan adjusted enterprise value exceeded $5.0 billion. Accordingly, we paid the following bonuses to our named executive officers:

Named Executive Officer	Total EIP Bonus
Jack A. Fusco	$—
Robert P. May	$26,906,803
Zamir Rauf	$1,967,642
Lisa J. Donahue	$—
W. Thaddeus Miller	$—
John B. Hill	$—
Michael D. Rogers	$1,998,387
Gregory L. Doody	$9,430,159

Review of Total 2008 Compensation. To help us evaluate our overall 2008 compensation, Towers Perrin compared our current level of compensation for our executive officers to compensation paid by an industry peer group approved by the Compensation Committee. The peer group consisted of energy companies and utilities because those are the companies with which we compete for our executive officers. This peer group consisted of the following companies:

AES Corporation	Duke Energy Corp.	Mirant Corporation
American Electric Power Co., Inc.	Dynegy Inc.	NRG Energy, Inc.
Constellation Energy Group, Inc.	Exelon Corp.	Reliant Energy, Inc.
Dominion Resources, Inc.	FPL Group, Inc.

In formulating new hire pay packages for Messrs. Fusco, Miller and Hill, the Board relied on pay data from a subset of the total peer group consisting of five power producers most comparable to the Company: AES Corporation, American Electric Power Co., Inc., Dynegy Inc., Mirant Corporation and NRG Energy, Inc.

In addition to peer companies, Towers Perrin considered the following three additional sources of data related to executive compensation: (i) Energy Merchants & Traders Data from 20 companies that participated in the Towers Perrin Energy Marketing and Trading Survey; (ii) Energy Services data for power operations positions in 21 companies with more than 10,000 MW of power generation capacity that participated in the Towers Perrin Energy Executive Compensation Database; and (iii) general industry data for 87 companies with annual revenues of $6 billion to $10 billion that participated in the Towers Perrin General Industry Compensation Database.

Towers Perrin found that the total cash compensation (base salary plus target bonus) for our executive officers is within the range of competitive practices. Based on the data presented, the Compensation Committee concluded that the compensation provided to our named executive officers in 2008 was within the range of competitive practice at market 50th percentile and was fair relative to the peer group.

Equity Compensation. At the Compensation Committee’s request, Towers Perrin reviewed the forms of equity compensation provided to management post-emergence, the terms and conditions of equity plans, as well as the aggregate level of equity compensation both authorized and granted at emergence. Their analysis revealed that equity compensation is a common practice for companies emerging from bankruptcy. Towers Perrin concluded, and the Compensation Committee agreed, that equity compensation programs and incentive programs benefit the Company by directly aligning the interests of the new shareholders and the management team and by building incentive to maximize the value of the Company. Furthermore, Towers Perrin also concluded, and the Compensation Committee agreed, that providing for equity awards that would vest over time would enhance our ability to retain management post-emergence.

Also because large, publicly traded U.S. companies use equity compensation as a significant component of executive compensation packages, Towers Perrin provided an overview of market trends related to long-term incentive practices among major U.S. companies, focusing on companies outside of bankruptcy cases.

Based in large part on that review, but also recognizing the significant role that equity compensation plays in aligning the interests of executive officers with those of shareholders, the Board adopted the 2008 Equity Incentive Plan, which we refer to as the MEIP, effective January 31, 2008. The MEIP consists of two types of awards: a one-time grant on the date of emergence and annual grants. The MEIP awards were provided to four groups: (i) our named executive officers; (ii) executive vice presidents and senior vice presidents; (iii) managers and vice presidents; and (iv) other eligible employees. The awards to the first three groups consisted of stock options and restricted stock, which vest over a period of 12 to 36 months following grant, subject to the terms of the MEIP.

Up to 3% of our common stock issued and outstanding on the Effective Date was reserved for awards under the MEIP. Approximately 1.3% of the shares were granted as one-time emergence awards and the remaining approximately 1.7% has been or will be used for grants of annual awards or in connection with new hirings or promotions.

Finally, Towers Perrin also analyzed our projected post-bankruptcy compensation, including the projected equity compensation under the MEIP, to determine whether our post-emergence compensation would allow us to remain competitive for quality executives in the energy industry. Towers Perrin assessed pay over a five-year period from 2006 through 2010, including base salaries and target annual bonuses, emergence equity grants, target emergence cash awards and guideline future annual equity grants. That study indicated that when combined with our cash compensation program, the MEIP results in total compensation that is consistent with market practices and will be at competitive market levels necessary to retain and motivate our executives.

Employment Agreements, Severance Agreements and Change in Control Benefits

As a retention and recruiting device, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on Company duties while employed by us. These post-employment severance benefits are provided through employment agreements and letter agreements as described more fully below under “— Summary of Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

In January 2008, we adopted the Calpine Corporation Change in Control and Severance Benefits Plan (the “Severance Plan”), which is intended to help retain qualified employees, maintain a stable work environment and provide financial security to certain employees of the Company in the event of a change in control and in the event of a termination of employment in connection with or without a change in control. Under the Severance Plan, employees who are Senior Vice Presidents or above are eligible for benefits, which differ depending upon (i) the tier assigned to the employee; and (ii) whether a change in control or termination of employment occurs. While Mr. Fusco (as the Chief Executive Officer) and Mr. Miller (as an Executive Vice President) are eligible to participate in the Severance Plan, the severance benefits payable under Mr. Fusco’s and Mr. Miller’s employment agreements replace any benefits they would have been entitled to under the Severance Plan.

Upon the occurrence of a change in control: (i) each outstanding option to purchase our common stock becomes automatically vested and exercisable; and (ii) the vesting restrictions on all other awards relating to our common stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) immediately lapse and in the case of restricted stock units and stock appreciation rights becomes immediately payable.

In the event that an eligible employee voluntarily terminates for good reason or is terminated by us without cause, and in either case the termination is not in connection with a change in control, the employee is entitled to (i) a lump sum payment within 60 days in an amount equal to a multiple, dependent on the employee’s designation under the Severance Plan, of the sum of (x) the employee’s highest annual salary in the three years preceding the employee’s termination date plus (y) the employee’s highest target bonus for the year of termination, (ii) payment of all accrued obligations due by us to the employee, such as accrued vacation time, as soon as practicable following the employee’s termination date and (iii) continued health care benefits at the same cost sharing between us and the employee as a similarly situated active employee for a period following the employee’s termination date, to be provided concurrently with any health care benefit required under COBRA.

In the event that an eligible employee is terminated within 24 months following a change in control or within three months following a potential change in control (provided that a change in control occurs within 6 months following such potential change in control), and dependent on the participant’s designation under the Severance Plan, such termination is either (i) for any reason other than by us for cause (Tier 1), or (ii) by the employee for good reason or by us without cause (Tiers 2, 3 and 4), then the employee would be entitled to (1) a lump sum payment within 60 days in an amount equal to either 2.99 (Tier 1, 2 or 3) or 1.99 (Tier 4), of the sum of (x) the employee’s highest annual salary in the three years preceding the employee’s termination date plus (y) the employee’s highest target bonus for the year of termination, (2) payment of all accrued obligations due by us to the employee, such as accrued vacation time, as soon as practicable following the employee’s termination date, and (3) continued health care benefits at the same cost sharing between us and the employee as a similarly situated active employee for a period following the employee’s termination date, to be provided concurrently with any health care benefit required under COBRA.

For a further discussion of the Severance Plan, see “— Potential Payments Upon Termination or Change in Control” below.

We also previously adopted the Calpine Corporation U.S. Severance Program (the “Program”), which provides severance pay and benefits continuation as outlined in the Program’s corresponding table to eligible employees who are Vice Presidents or below whose employment is terminated by us without cause or by the employee for good reason. The following are not entitled to benefits under this Program: (i) employees with a written employment agreement; (ii) employees who are designated as participants in the Severance Plan; and (iii) employees currently on an unpaid personal leave of absence for longer than 90 days duration.

Retirement Benefits

Our primary objectives for providing retirement benefits are to partner with our employees to assist them in preparing financially for retirement, to offer benefits that are competitive and to provide a benefits structure that allows for reasonable certainty of future costs.

Our primary retirement benefit is the Calpine Corporation Retirement Savings Plan (the “401(k) Plan”), a defined contribution plan. For our executive officers as well as all other non-bargaining unit employees, we match employee contributions 100% up to 5% of eligible earnings, subject to all applicable regulatory limits. In addition, if an employee leaves our employment due to retirement, the employee can use the money remaining in his or her health reimbursement account to pay for post-employment medical insurance.

We do not provide our executive officers any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits.

We provide named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation program to enable us to attract and retain superior talent for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), precludes a public corporation from deducting compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, not including the principal financial officer (for these purposes, the “Named Executives”). Performance-based compensation is not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. The Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, to preserve our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. During 2008, however, given the specific circumstances of the Chapter 11 restructuring, the inappropriateness of providing equity compensation, our ongoing need to attract executives with the requisite experience to lead the company after its emergence, and the need to compensate executives for the loss of incentive compensation, the Compensation Committee decided it was appropriate to pay compensation that was not performance-based compensation and that would not be deductible under Section 162(m) of the IRC because it exceeds the $1 million cap.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Frank Cassidy (Chair)

Denise M. O’Leary

J. Stuart Ryan

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2008, 2007 and 2006, by the 2008 “named executive officers,” including (i) each person serving as a principal executive officer or a principal financial officer during the year ended December 31, 2008, (ii) each of the three other most highly-compensated individuals who were serving as executive officers as of December 31, 2008, and (iii) one former executive who would have been included as one of our most highly-compensated executive officers, but for the fact that he was not serving as an executive officer as of December 31, 2008.

	Year	Salary	Bonus		Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation(2)	Total
Jack A. Fusco(3)	2008	$396,154	$500,000	(4)	$—		$5,565,536		$	CIP(5) 396,154	$266,780	$7,124,624
President and Chief Executive Officer

Robert P. May	2008	928,846	—		1,279,690	(6)	2,350,110	(6)		EIP(7) 26,906,803	3,128,729	35,143,178
Former Chief Executive Officer										CIP 549,000
	2007	1,500,000	2,430,000		—		—			—	316,123	4,246,123
	2006	1,500,000	2,350,000		—		—			—	325,943	4,175,943

Zamir Rauf(3)	2008	368,650	—		318,629		180,658			EIP 1,967,642	11,500	3,119,366
Executive Vice President and Chief Financial Officer										CIP 272,287

Lisa J. Donahue(8)	2008	—	—		—		—			—	—	—
Former Senior Vice President and Chief Financial Officer	2007	—	—		—		—			—	—	—
	2006	—	—		—		—			—	—	—

John B. Hill(3)	2008	203,890	1,000,000	(4)	—		1,365,545			CIP(5) 540,000	—	3,109,435
Executive Vice President and Chief Commercial Officer

Michael D. Rogers(3)	2008	455,192	—		1,073,484		589,175			EIP 1,998,387	57,709	4,592,447
Senior Vice President, Geothermal Operations (former Senior Vice President, Power Operations)										CIP 418,500
	2007	313,646	—		—		—			172,288	10,269	496,203

W. Thaddeus Miller(3)	2008	277,308	150,000	(4)	—		1,831,625			CIP(5) 249,577	17,407	2,525,917
Executive Vice President and Chief Legal Officer

Gregory L. Doody	2008	313,462	—		1,654,870	(9)	440,367	(9)		EIP 9,430,159	1,071,008	12,909,866
Former Executive Vice President, General Counsel and Secretary	2007	500,000	—		—		—			495,720	20,950	1,016,670
	2006	221,154	950,000		—		—			50,000	59,162	1,280,316

(1)

The amounts set forth next to each award represent the dollar amount recognized for financial statement reporting purposes with respect to 2008 in accordance with FAS 123R for each named executive officer, disregarding any estimate of forfeitures relating to service based vesting conditions applicable to that award. The amounts do not necessarily represent the actual value realized by the named executive officers. All of the Stock Awards represented in this table were issued in the form of restricted stock. As of December 31, 2007, the named executive officers did not hold any equity awards because all outstanding stock options and restricted shares were cancelled for no consideration on November 30, 2007, in connection with the approval of our Plan of Reorganization. For discussion of the assumptions used in these valuations, see Note 5 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	The amounts set forth in the “All Other Compensation” column for named executive officers for 2008 are detailed in the table below.

If the named executive officer received a tax gross-up in 2008, the amount was calculated by applying the marginal supplemental Federal rate of 25% on the first $1,000,000 and 35% on amounts above $1,000,000, the respective State tax rate, the FICA rate of 6.2%, the Medicare rate of 1.45%, and the respective State rate for disability insurance, if applicable, to the amount of actual expenses.

Personal, Financial and Legal Fees are valued at actual costs billed by outside vendors.

Car Allowance represents a direct payment made to the executive for the use and maintenance of a car.

Relocation/Housing costs represents the actual costs or expenses to the executive for temporary housing and relocation expenses that were reimbursed by the Company. Commuting expenses are based on actual expenses to the executive.

See “— Potential Payments Upon Termination or Change in Control — Table of Potential Payments Upon Termination or Change in Control” for a breakdown of the elements of Messrs. May’s and Doody’s severance payments.

Personal Benefits Included in All Other Compensation

		Car Allowance	Company Contribution to 401(k)s	Personal, Financial, Legal Fees	Relocation/ Housing/ Commuting	Gross Up of State and Local Taxes on Fringe Benefits	Severance and Change in Control Payments
Fusco	2008	$30,000	—	$146,590	$16,958	$73,232	—
May	2008	—	$11,500	$20,751	$4,837	$14,677	$3,076,964
Rauf	2008	—	$11,500	—	—	—	—
Donahue	2008	—	—	—	—	—	—
Hill (John)	2008	—	—	—	—	—	—
Rogers	2008	—	$11,500	—	$30,758	$15,451	—
Miller	2008	—	—	$12,803	—	$4,604	—
Doody	2008	—	$11,500	$334	—	$192	$1,058,982

(3)

None of Messrs. Fusco, Hill, Miller and Rauf were named executive officers of the Company in 2006 or 2007; therefore, pursuant to SEC disclosure rules, only their 2008 compensation data is included in the Summary Compensation Table. Each of Messrs. Fusco, Hill and Miller were hired during 2008. Accordingly, the Summary Compensation Table reflects the actual compensation received by such executive with respect to the portion of 2008 he was employed by us. For more information, see “— Summary of Employment Agreements.” Mr. Rogers was not a named executive officer in 2006.

(4)

The amount of $500,000 paid to Mr. Fusco, the amount of $1,000,000 paid to Mr. Hill, and the amount of $150,000 paid to Mr. Miller is a one-time cash sign-on bonus. See “— Summary of Employment Agreements” for more information.

(5)	Bonus paid pursuant to the CIP and/or the named executive officer’s employment agreement or offer letter.

(6)

Mr. May forfeited 474,600 of 547,600 unvested shares of restricted stock that had been granted to him on February 6, 2008, retaining the remaining 73,000 as restricted shares. Mr. May received no further compensation in connection with the forfeited shares. Upon Mr. May’s termination on August 10, 2008, the transfer restrictions and forfeiture conditions on such shares lapsed and the shares became fully transferable. Pursuant to the March 25, 2008, amendment and restatement of Mr. May’s employment agreement, he received a grant of an option under the MEIP to purchase 325,500 shares of common stock at a per share price of $17.53 (with a FAS 123R expense of $2,350,110) and the option to purchase 348,700 shares of common stock that had been granted to him on January 31, 2008, was canceled (with a FAS 123R recognized expense that would have been $2,395,569). Mr. May received no further compensation in connection with the terminated option. Because the canceled awards were issued and canceled in 2008, expenses for such awards were not previously recognized in prior year Summary Compensation Tables and, therefore, need not be deducted from the expenses recognized for the new awards.

(7)

This amount represents a cash award the named executive officer became entitled to under the EIP and/or the executive’s employment agreement or offer letter. The EIP provides for a variable cash award contingent upon the achievement of certain performance metrics. For more information, see “— Bonuses” and the footnotes to the EIP awards under the Grants of Plan-Based Awards table. Mr. May’s EIP bonus was paid pursuant to the terms of his employment agreement.

(8)

Ms. Donahue, a Managing Director of each of AP Services, LLC (“AP Services”) and its affiliate, AlixPartners LLP (“AlixPartners”), served as our Chief Financial Officer from November 2006 to June 2008. Ms. Donahue’s services as Chief Financial Officer were provided pursuant to an agreement with AP Services. We are unable to determine the amount received by Ms. Donahue in connection with her services to us in 2008, 2007 or 2006, as we did not compensate Ms. Donahue directly for her services to us. Rather, Ms. Donahue was compensated independently pursuant to separate arrangements between her and AP Services. Under our agreement with AP Services, for Ms. Donahue’s services we incurred $0.6 million in 2008; $1.4 million in 2007; and $0.2 million in 2006. The agreement with AP Services, and the total amount incurred by us in 2008 under this agreement, is described at “— Summary of Employment Agreements” and “— Certain Relationships and Related Transactions and Director Independence.”

(9)

Mr. Doody was issued 13,400 restricted shares on March 5, 2008, that were forfeited at the time of his termination. The FAS 123R recognized expense for such amount would have been $133,147. Mr. Doody was issued 59,800 nonqualified stock options on March 5, 2008, at an exercise price of $18.38, which also were forfeited at the time of his termination. Recognized expenses under FAS 123R for this award would have been $257,667. Because the cancelled awards were issued and canceled in 2008, expenses for such awards were not previously recognized in prior year Summary Compensation Tables and, therefore, need not be deducted from the expenses recognized for the new awards on this table.

In addition, two consultants, Todd W. Filsinger and Stephen F. Hodkinson, temporarily served as executive officers of the Company during 2008. From May 2 through August 31, 2008, Mr. Filsinger, a Managing Partner of PA Consulting Group, Inc. (“PA Consulting”) served as the Company’s Interim Chief Operating Officer pursuant to agreements with PA Consulting. Mr. Filsinger also served as the Company’s Interim Executive Vice President, Commercial Operations, from August 24 through September 20, 2007. We are unable to determine the amount received by Mr. Filsinger in connection with his services to us in 2008, as we did not compensate Mr. Filsinger directly for his services to us. Rather, Mr. Filsinger is compensated independently pursuant to separate arrangements between him and PA Consulting. Under our agreements with PA Consulting, we incurred $1.8 million in 2008 for Mr. Filsinger’s services.

Mr. Hodkinson, a Director of each of AP Services and AlixPartners who served as our Interim Corporate Controller from November 2006 through August 29, 2008, assumed the duties of the chief accounting officer on an interim basis from June 2 through August 29, 2008, pursuant to the agreement with AP Services. We are unable to determine the amount received by Mr. Hodkinson in connection with his services to us in 2008, as we did not compensate Mr. Hodkinson directly for his services to us. Rather, Mr. Hodkinson is compensated independently pursuant to separate arrangements between him and AP Services. Under our agreement with AP Services, we incurred $0.9 million in 2008 for Mr. Hodkinson’s services.

The agreements with PA Consulting and AP Services, and the total amounts incurred by us in 2008 under those agreements, is described in more detail in the section entitled “Certain Relationships and Related Transactions and Director Independence.”

Grants of Plan-Based Awards

The following table shows the details concerning the grant of any plan-based compensation to each named executive officer during 2008. As explained further in the notes, the non-equity awards described below were made under the CIP (in conjunction with certain named executive officer’s employment agreements or offer letters) or the EIP (except with respect to Mr. May, whose non-equity awards were made pursuant to his employment agreement). Equity awards described below were made under the MEIP, except that emergence employment inducement options to purchase a total of 4,636,734 shares were granted outside of the MEIP in connection with our hiring of Messrs. Fusco, Miller and Hill in 2008. The equity awards granted outside of the MEIP were subject to the same terms and conditions as awards under the MEIP. As of December 31, 2007, the named executive officers did not hold any equity awards because all outstanding stock options and restricted shares were canceled for no consideration on November 30, 2007, in connection with the approval of our Plan of Reorganization.

Name/ Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)		Maximum ($)
Jack A. Fusco	08/10/2008						1,075,000	15.99	7,482,000
	08/10/2008						1,271,000	19.19	7,702,260
	08/10/2008						1,435,000	21.59	7,878,150
	08/10/2008						1,613,000	23.99	8,048,870
CIP(4)	08/10/2008	396,154	396,154		792,308

Robert P. May	03/25/2008					73,000			1,279,690	(1)
	03/25/2008						325,500	17.53	2,350,110	(2)
EIP(3)	03/25/2008		4,500,000	(5)
EIP	03/25/2008		22,406,803	(5)
CIP(4)	03/25/2008		1,500,000

Zamir Rauf	01/31/2008						23,200	16.90	159,384
	02/06/2008					36,400			598,780
	03/05/2008					4,900			90,062
	03/05/2008						21,700	18.38	172,949
	12/17/2008						100,000	8.01	597,000
EIP	03/27/2008		1,967,642
CIP	12/17/2008		331,785		737,300

Lisa Donahue

John B. Hill(7)	09/01/2008						262,083	18.00	2,135,976
	09/01/2008						309,920	21.60	2,225,226
	09/01/2008						349,705	24.30	2,294,065
	09/01/2008						393,026	27.00	2,366,017
CIP(4)	09/01/2008	183,501	183,501		1,200,000

Michael D. Rogers	01/31/2008						76,700	16.90	526,929
	02/06/2008					120,500			1,982,225
	03/05/2008					18,100			332,678
	03/05/2008						80,600	18.38	642,382
EIP	03/27/2008		1,998,387
CIP	01/01/2008		455,192

W. Thaddeus Miller	08/11/2008						345,000	16.60	2,494,350
	08/11/2008						394,000	19.19	2,553,120
	08/11/2008						443,000	21.59	2,604,840
	08/11/2008						496,000	23.99	2,658,560
CIP(4)	08/11/2008	249,577	249,577		499,154

Gregory L. Doody(6)	01/31/2008						64,100	16.90	440,367
	02/06/2008					100,600			1,654,870
EIP	02/11/2008		9,430,159
CIP	01/01/2008		450,000

(1)

On February 6, 2008, Mr. May received a grant of 547,600 shares of restricted stock. On March 25, 2008, Mr. May voluntarily forfeited 474,600 of those shares and the service based vesting conditions of 18 months and/or 36 months were removed with respect to the remaining 73,000 shares. The shares remained subject to transfer restrictions and forfeiture conditions if Mr. May resigned without good reason or was terminated by the Company for cause. The grant date fair value of the 73,000 shares was calculated using the market value of the shares on March 25, 2008, the date of the modified award.

(2)

On January 31, 2008, Mr. May received a grant of 348,700 non-qualified stock option shares. On March 25, 2008, Mr. May voluntarily forfeited these 348,700 option shares and was granted a non-qualified stock option of 325,500 shares subject to transfer restrictions and forfeiture conditions if Mr. May resigned without good reason or was terminated by the Company for cause. The grant date fair value of the 325,500 shares was calculated using the market value of the shares on March 25, 2008, the date of the award.

(3)

The EIP provides for a variable cash award to approximately 20 executives contingent upon the achievement of certain performance metrics related to the Company’s emergence form Chapter 11. Except for Mr. May, individual awards under the EIP were determined in the discretion of the chief executive officer and were not to be made until the Company’s emergence from Chapter 11. Over the course of 2007 and 2008, participants were issued letters detailing the percentage of various pools that they would be entitled to under the EIP if the pools were funded. Because individual bonuses are purely discretionary (except for Mr. May’s) there are no threshold, target or maximum amounts. The target amounts reported in the Grants of Plan-Based Awards table are the actual bonuses that were paid pursuant to the EIP. For more information see “— Bonuses.”

(4)

Amounts represent estimated possible payments under the CIP (and in conjunction with certain named executive officer’s employment agreements or offer letters). If applicable, the threshold amounts reported are guaranteed minimum payments under the CIP that are set forth in the applicable offer letter or employment agreement. All guaranteed minimum payments are also target amounts. Actual amounts paid under the CIP for 2008 are set forth in the Summary Compensation Table. For more information on the performance metrics applicable to these awards, see “— Bonuses.”

(5)

Mr. May received a total incentive payment of $26,906,803 as a result of the Company’s achievement of certain performance metrics in connection with the emergence form Chapter 11. The $4.5 million payment was a guaranteed fixed amount set forth in Mr. May’s employment agreement payable when our Plan of Reorganization became effective. The remaining $22,406,803 was paid on May 16, 2008 pursuant to the Company’s achievement of certain performance metrics as set forth in Mr. May’s employment agreement and the EIP. For more information see “— Bonuses.”

(6)

On March 5, 2008, Mr. Doody was issued an option to purchase 59,800 shares of common stock at an exercise price of $18.38 and 13,400 restricted shares. The option and restricted shares were subsequently canceled upon Mr. Doody’s termination on August 12, 2008, before any options were exercised and any shares vested. The grant date fair value for the option award would have been $476,606 and the restricted stock award would have been $246,292.

(7)	In recognition of Mr. Hill’s exceptional performance, the Compensation Committee awarded Mr. Hill a bonus of $540,000 pursuant to the discretion awarded to the Committee under the CIP.

Summary of Employment Agreements

Certain of the amounts shown on the Summary Compensation Table and the Grants of Plan-Based Awards table are described in employment or letter agreements. The material terms of those agreements are summarized below:

Jack A. Fusco

President, Chief Executive Officer and Director

In connection with the appointment of Mr. Fusco as President and Chief Executive Officer, we entered into an employment agreement with him effective August 10, 2008, for a five-year term. Under the agreement, Mr. Fusco is entitled to an annual base salary of $1,000,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee, and an annual cash target performance bonus equal to 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2008, Mr. Fusco received a one-time cash sign-on bonus of $500,000, and was entitled to receive in addition a prorated 2008 performance bonus based on actual achievement of 2008 performance targets, with a guaranteed minimum of no less than the prorated target bonus. The after-tax portion of Mr. Fusco’s annual bonus is subject to a three-year recoupment provision in the event that he commits a willful and intentional act resulting in a material restatement of our earnings.

Pursuant to the agreement, Mr. Fusco also was granted a sign-on option to purchase 5,394,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the MEIP and (ii) 4,144,000 shares were granted outside of the MEIP, but subject to the same terms and conditions as set forth in the MEIP. The option was granted in four tranches of 1,075,000, 1,271,000, 1,435,000, and 1,613,000 shares of common stock, with each tranche having a per share exercise price of $15.99, $19.19, $21.59, and $23.99, respectively. The option has a seven-year term and will vest ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Fusco commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the agreement requires that Mr. Fusco hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. In the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement. In the event Mr. Fusco’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Fusco’s employment is terminated by us without cause or if Mr. Fusco resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Fusco is terminated for cause, or if Mr. Fusco resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

The agreement provides that in the event Mr. Fusco is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of two years following the date of termination; and outplacement services for a period of up to 24 months following such termination. In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of two, and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Fusco is also eligible for a gross up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC. In addition, we are required to pay all reasonable legal and consulting fees and related expenses, up to a maximum amount of $175,000, that were incurred by Mr. Fusco in connection with the negotiation of his employment agreement.

The agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the agreement is intended to comply with the provisions of Section 409A of the IRC. Notwithstanding the foregoing, in the event that any payments, benefits or distributions (or any acceleration of any payments, benefits or distributions) made or provided to Mr. Fusco become subject to the interest and additional tax imposed by IRC Section 409A(a)(1)(B), we will make a gross up payment to Mr. Fusco on any such amounts.

W. Thaddeus Miller

Executive Vice President, Chief Legal Officer and Secretary

In connection with the appointment of Mr. Miller as Executive Vice President and Chief Legal Officer, we entered into an employment agreement with him effective August 12, 2008, for a five-year term. Under the agreement, Mr. Miller is entitled to an annual base salary of $700,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee, and an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2008, Mr. Miller received a one-time cash sign-on bonus of $150,000, and was entitled to receive in addition a prorated 2008 performance bonus based on actual achievement of 2008 performance targets, with a guaranteed minimum of no less than the prorated target bonus. The after-tax portion of Mr. Miller’s annual bonus is subject to a three-year recoupment provision in the event that he commits a willful and intentional act resulting in a material restatement of our earnings.

Pursuant to the agreement, Mr. Miller also was granted a sign-on option to purchase 1,678,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the MEIP and (ii) 428,000 shares were granted outside of the MEIP, but subject to the same terms and conditions as set forth in the MEIP. The option was granted in four tranches of 345,000, 394,000, 443,000, and 496,000 shares of common stock, with each tranche having a per share exercise price of $16.60, $19.19, $21.59, and $23.99, respectively. The option has a seven-year term and will vest ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Miller commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the agreement requires that Mr. Miller hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. In the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement. In the event Mr. Miller’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Miller’s employment is terminated by us without cause or if Mr. Miller resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Miller is terminated for cause, or if Mr. Miller resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

The agreement provides that in the event Mr. Miller is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and outplacement services for a period of up to 18 months following such termination. In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control of the Company or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of 1.5, and the provision of health and welfare benefits will continue for a period of up to three years following such termination. Mr. Miller is also eligible for a gross up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC. In addition, we are required to pay all reasonable legal and consulting fees and related expenses, up to a maximum amount of $35,000, that were incurred by Mr. Miller in connection with the negotiation of his employment agreement.

The agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the agreement is intended to comply with the provisions of Section 409A of the IRC. Notwithstanding the foregoing, in the event that any payments, benefits or distributions (or any acceleration of any payments, benefits or distributions) made or provided to Mr. Miller become subject to the interest and additional tax imposed by IRC Section 409A(a)(1)(B), we will make a gross up payment to Mr. Miller on any such amounts.

John B. Hill

Executive Vice President and Chief Commercial Officer

In connection with the appointment of Mr. Hill as Executive Vice President and Chief Commercial Officer, we entered into a letter agreement with him effective September 1, 2008. Under the letter agreement, which provides that Mr. Hill’s employment is “at will,” Mr. Hill is entitled to an annual base salary of $600,000, subject to annual review for increase at the discretion of the Compensation Committee, and is eligible for an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2008, Mr. Hill will receive a prorated bonus based on the period of his employment and actual achievement of 2008 performance targets, which prorated bonus is guaranteed to be paid at a minimum of target, provided he is otherwise eligible for such bonus. The after-tax portion of Mr. Hill’s annual bonus is subject to a three-year recoupment provision in the event that he commits a willful and intentional act resulting in a material restatement of our earnings. In addition, Mr. Hill received a one-time cash bonus of $1,000,000 to compensate him for the value of equity he forfeited when he left his prior employment to accept employment with us.

Pursuant to the letter agreement, Mr. Hill also was granted a sign-on option to purchase 1,314,734 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the MEIP and (ii) 64,734 shares were granted outside of the MEIP, but are generally subject to the same terms and conditions as are set forth in the MEIP. The option was granted in four tranches of 262,083, 309,920, 349,705 and 393,026 shares of common stock, with such tranches having a per share exercise price of $18.00, $21.60, $24.30 and $27.00, respectively. The option has a seven year term and each tranche will vest ratably, subject to continued employment, on the first, second, third, fourth and fifth anniversaries of the grant date. If Mr. Hill commits a willful and intentional act resulting in a material restatement of our earnings, the proceeds of the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the letter agreement requires that Mr. Hill hold shares equal to at least 50% of the after tax proceeds of each option exercise until his employment terminates. In the event of a change in control of the Company, vesting of the option will immediately accelerate and the option will be cashed out in accordance with the terms set forth in the stock option agreement. If Mr. Hill’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Hill’s employment is terminated by us without cause or if Mr. Hill resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Hill is terminated for cause, or if Mr. Hill resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

The letter agreement provides that Mr. Hill will be designated as a Tier 3 participant in the Severance Plan. Under the terms of the Severance Plan, which is described in more detail below under “Potential Payments Upon Termination or Change in Control,” if Mr. Hill is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, including a lump sum cash severance payment equal to 1.5 times the sum of his base salary and target bonus, continuation of certain health and welfare benefits for a period of up to 18 months following the date of termination and outplacement services for a period of up to 18 months following such termination. If Mr. Hill’s employment terminates without cause or if he resigns for good reason within 24 months following a change in control of the Company or within three months following a potential change in control of the Company (provided a change in control occurs within six months following such potential change in control), Mr. Hill generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be 2.99 instead of 1.5, and the provision of health benefits will continue for a period of up to 36 months following such termination. The Severance Plan provides that Mr. Hill will be eligible for a gross-up payment in the event that any amounts under such Plan (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC. In addition to the payments and benefits under the Severance Plan, the letter agreement provides that Mr. Hill will also be entitled to a prorated bonus for the year in which his employment with the Company is terminated without cause or he resigns for good reason.

Pursuant to the letter agreement, Mr. Hill has agreed to certain non-solicitation and non-competition restrictive covenants (which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the letter agreement is intended to comply with the provisions of Section 409A of the IRC.

Robert P. May

Former Chief Executive Officer and Director

Effective December 12, 2005, we entered into an employment agreement with Mr. May, our former Chief Executive Officer, which was amended first on May 18, 2006, in accordance with a May 10, 2006, order of the Bankruptcy Court, and then amended and restated on October 10, 2007, in accordance with an October 10, 2007, order of the Bankruptcy Court. Finally, on March 25, 2008, following the Company’s emergence from bankruptcy protection, Mr. May’s employment agreement was again amended and restated. The term of the original agreement with Mr. May extended through December 31, 2007, which was extended to June 30, 2008, and then to December 31, 2008.

Mr. May’s employment agreement, as amended and restated, provided for the payment of an annual base salary of $1,500,000, subject to annual adjustment by the Board. Under the original agreement, Mr. May was paid a one-time cash signing bonus of $2,000,000. Mr. May received an annual cash performance bonus for 2008 in the amount of $549,000 under the terms of the agreement. Mr. May’s target bonus was established by the Board, but the minimum target bonus was required to be 100% of his base salary, with his actual bonus to range from 0% to 200% of the minimum target bonus as determined by the Board, except that Mr. May received minimum bonuses for the fiscal years ending December 31, 2006, and December 31, 2007, of $2,250,000 and $1,500,000, respectively. Mr. May was also entitled to receive a success fee because the Plan of Reorganization was confirmed by the Bankruptcy Court and became effective during Mr. May’s tenure as Chief Executive Officer. The success fee, which equaled $26,906,803 and was paid to Mr. May in March and May 2008, comprised a $4.5 million fixed component and an incentive component based on the achievement of certain “market adjusted enterprise value” and “plan adjusted enterprise value” metrics (as defined in the employment agreement). Mr. May was also eligible to participate in employee benefit programs available to senior executives of the Company and to legal fees relating to the negotiation of his original employment agreement. The original agreement also provided for reimbursement for (a) reasonable commuting expenses to the Company’s San Jose, California and Houston, Texas offices, (b) temporary furnished housing nearby the Company’s San Jose, California or Houston, Texas offices, (c) living expenses and (d) reasonable transaction costs and expenses incurred in relocating to the San Jose, California or Houston, Texas area, which amounts would be increased to cover any associated taxes to Mr. May. The March 25, 2008, amendment and restatement of Mr. May’s employment agreement eliminated the commuting, temporary housing, living expense and relocation reimbursement benefits, as well as the related tax gross-up.

Pursuant to the March 25, 2008 amendment and restatement of Mr. May’s employment agreement, he received a grant of an option under the MEIP to purchase 325,500 shares of common stock at a per share price of $17.53, and the option to purchase 348,700 shares of common stock that had been granted to him on January 31, 2008, was cancelled. In addition, Mr. May forfeited 474,600 of the 547,600 unvested shares of restricted stock that had been granted to him on February 6, 2008, retaining the remaining 73,000 such restricted shares. Mr. May received no further compensation in connection with the forfeited shares or the terminated option. Upon Mr. May’s termination on August 10, 2008, the 73,000 restricted shares and the option to purchase 325,500 shares of common stock became fully vested; the option will remain exercisable until March 25, 2018.

Under the March 25, 2008, amendment and restatement of Mr. May’s employment agreement, severance benefits are payable to Mr. May upon his resignation for good reason or the Company’s termination of his employment other than for cause. Upon the termination of Mr. May’s employment on August 10, 2008, he became entitled to these severance benefits, which comprise an amount equal to the sum of Mr. May’s annual base salary and target bonus at the time of the termination of his employment (for a total of $3 million), payable over a year on the same payroll schedule that had applied to payment of Mr. May’s salary at the time of his termination. In compliance with IRC Section 409A, such payments were deferred for six months after Mr. May provided the Company with a signed, unrevoked release, with the first payment being made in an amount equal to the total of the payments that would otherwise have been made during such six month period plus interest (which does not exceed market rates) accrued during the deferral period. In addition, Mr. May is entitled to healthcare coverage under COBRA for himself and his family for up to one year. The employment agreement also protects the Company’s proprietary information and limits Mr. May’s rights to compete with the Company for 12 months and to solicit its employees for 18 months following his termination.

If any payment or benefit to Mr. May under the employment agreement is subject to the excise tax imposed by Section 4999 of the IRC, Mr. May would be eligible for a gross-up payment, which may be necessary to place him in the same after-tax position in which he would have been if such excise tax (together with any interest and penalties) had not been imposed.

Gregory L. Doody

Former Executive Vice President, General Counsel and Secretary

On June 19, 2006, we entered into an employment agreement with Mr. Doody, our former Executive Vice President, General Counsel and Secretary, which was approved by the Bankruptcy Court on July 26, 2006. The initial term of the agreement was one year, ending July 17, 2007, and provided for automatic renewal for subsequent one-year terms until we or Mr. Doody provided notice of intent not to renew upon 90 days’ notice prior to the scheduled renewal. On July 16, 2008, we and Mr. Doody approved an amendment to the employment agreement, extending the term until November 30, 2008, rather than for a full year.

Mr. Doody’s employment agreement provided for the payment of an annual base salary of $500,000, subject to annual adjustment by the Board. Mr. Doody was also entitled to receive an annual cash performance bonus so long as he remained employed by us on the last day of the applicable fiscal year. Mr. Doody’s agreement provided for a minimum cash bonus of $450,000 in 2006 with subsequent annual cash bonuses to be at least 90% of his then-current annual base salary. Pursuant to his employment agreement, Mr. Doody was paid a one-time cash signing bonus of $500,000 following the Bankruptcy Court’s approval of the agreement. Mr. Doody was eligible to receive a success fee at the sole discretion of the Chief Executive Officer because our Plan of Reorganization was confirmed by the Bankruptcy Court and became effective during Mr. Doody’s term of employment. The success fee, which equaled $9,430,159, was paid to Mr. Doody in March and May 2008.

For the first six months of his employment term and for subsequent extensions of such six-month period made from time to time solely in the discretion of the Chief Executive Officer, Mr. Doody was entitled to compensation for reasonable commuting expenses from Birmingham, Alabama to our San Jose, California and Houston, Texas offices, temporary furnished housing nearby our San Jose, California or Houston, Texas offices and reimbursement for living expenses. After the end of any six month term’s temporary commuting arrangement, Mr. Doody would be entitled to reimbursement for reasonable transaction costs and expenses incurred in relocating to the San Jose, California or Houston, Texas area. Mr. Doody’s employment agreement provided that any such reimbursements were to be grossed-up to cover any applicable taxes to Mr. Doody. Similarly, if any payment or benefit to Mr. Doody under the employment agreement is subject to the excise tax imposed by Section 4999 of the IRC, Mr. Doody would be eligible for a gross-up payment from us.

Under Mr. Doody’s employment agreement, severance benefits are payable upon his resignation for good reason or the Company’s termination of his employment other than for cause. Upon the termination of Mr. Doody’s employment on August 12, 2008, he became entitled to these severance benefits, which comprise an amount equal to two times his annual base salary at the time of the termination of his employment (for a total of $1 million), payable over a two-year period on the same payroll schedule that had applied to payment of Mr. Doody’s salary at the time of his termination. In compliance with IRC Section 409A, such payments were deferred until six months after Mr. Doody provided the Company with a signed, unrevoked release, with the first payment being made in an amount equal to the total of the payments that would otherwise have been made during such six month period plus interest (which does not exceed market rates) accrued during the deferral period. In addition, Mr. Doody is entitled to healthcare coverage under COBRA for himself and his family for up to one year. The employment agreement protects our proprietary information and limits Mr. Doody’s rights to compete with us for 12 months and to solicit our employees for 18 months following his termination. Mr. Doody may reduce the non-compete period from 12 months to as short as 6 months by repaying a pro rata portion of the minimum success fee prior to operating, participating in, being employed by or performing consulting services for a “competitive enterprise” (as defined in the employment agreement).

In addition, upon his termination on August 12, 2008, 100,600 shares of restricted stock that had been granted to Mr. Doody on February 6, 2008, and an option to purchase 64,100 shares of common stock for a purchase price of $16.90 per share granted to Mr. Doody on January 31, 2008, became fully vested. The option was exercisable until January 31, 2009, when it expired unexercised. An option to purchase 59,800 shares of common stock for a per share purchase price of $18.38 and 13,400 restricted shares granted to Mr. Doody on March 5, 2008, that were unvested at the time of his termination, were forfeited.

Lisa J. Donahue

Former Senior Vice President and Chief Financial Officer

From November 6, 2006 until June 2, 2008, Ms. Donahue served as our Senior Vice President and Chief Financial Officer. Ms. Donahue did not have an employment agreement with us and was not directly compensated by us. Rather, Ms. Donahue’s services as Senior Vice President and Chief Financial Officer were provided to us pursuant to an agreement with AP Services. Under the agreement, we were charged an hourly fee of $795 in 2008, $670 in 2007 and $670 in 2006 for Ms. Donahue’s services. Ms. Donahue, a Managing Director of each of AP Services and its affiliate, AlixPartners, is compensated independently pursuant to arrangements with AP Services. Under the agreement with AP Services, we incurred a total of approximately $12.9 million in 2008 (including a success fee of $6 million paid pursuant to the AP Services agreement in connection with our emergence from bankruptcy) of which approximately $0.6 million related to services provided by Ms. Donahue, $23 million in 2007 of which approximately $1.4 million related to services provided by Ms. Donahue, and $26.2 million in 2006, of which approximately $0.2 million related to services provided by Ms. Donahue in 2006.

Ms. Donahue was not eligible to receive any compensation directly from us or to participate in any of our employee benefit plans. However, Ms. Donahue is entitled to indemnification under the provisions of our Amended and Restated Certificate of Incorporation.

Outstanding Equity Awards at December 31, 2008

The following table shows the details concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2008, for each named executive officer:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested(1) ($)
	Exercisable	Unexercisable
Jack A. Fusco		1,075,000	15.99	08/10/2015
		1,271,000	19.19	08/10/2015
		1,435,000	21.59	08/10/2015
		1,613,000	23.99	08/10/2015

Robert P. May(2)	325,500		17.53	03/25/2018

Zamir Rauf		23,200	16.90	01/31/2018
		21,700	18.38	03/05/2018
		100,000	8.01	12/17/2018
					36,400	264,992
					4,900	35,672

Lisa Donahue

John B. Hill		262,083	18.00	09/01/2015
		309,920	21.60	09/01/2015
		349,705	24.30	09/01/2015
		393,026	27.00	09/01/2015

W. Thaddeus Miller		345,000	16.60	08/11/2015
		394,000	19.19	08/11/2015
		443,000	21.59	08/11/2015
		496,000	23.99	08/11/2015

Michael D. Rogers		76,700	16.90	01/31/2018
		80,600	18.38	03/05/2018
					120,500	877,240
					18,100	131,768

Gregory L. Doody(3)	64,100		16.90	01/31/2010

(1)

Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price of the Company’s stock as of December 31, 2008 ($7.28) multiplied by the number of shares of stock subject to the award.

(2)	See footnote 2 under the Grants of Plan-Based Awards table for more information regarding Mr. May’s grants.

(3)	See footnote 6 under the Grants of Plan-Based Awards table for more information regarding Mr. Doody’s grants.

Option Exercises and Stock Vested

The following table provides information concerning aggregate exercises of stock options and vesting of stock awards, including restricted stock, restricted stock units and similar instruments, during 2008 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jack A. Fusco
Robert P. May			73,000	(1)	1,167,270
Zamir Rauf
Lisa Donahue
John B. Hill
Michael D. Rogers
W. Thaddeus Miller
Gregory L. Doody			100,600	(2)	1,597,528

(1)	See footnote 2 under the Grants of Plan-Based Awards table.

(2)	See footnote 6 under the Grants of Plan-Based Awards table.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Executive Compensation — Compensation Discussion and Analysis — Equity Compensation” for a discussion of the equity incentive plans adopted in 2008.

Equity Compensation Plans Table

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2008.

December 31, 2008	Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	15,000,000	(1)	$18.34	4,875,238	(2)
Not approved by shareholders	4,636,734	(3)	$22.16	—	(4)

Total	19,636,734	(5)	$19.72	4,875,238

(1)	Represents authorized shares in the amount of 167,000 shares under the DEIP and 14,833,000 shares under the MEIP.

(2)	Represents available shares for future issuance of 131,797 shares under the DEIP and 4,743,441 shares under the MEIP.

(3)

Represents 4,144,000 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with Jack A. Fusco, 428,000 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with W. Thaddeus Miller, and 64,734 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with John B. Hill.

(4)	There are no shares available for future grant.

(5)	The weighted average term for the expiration of stock options is 7.2 years.

Potential Payments Upon Termination or Change in Control

As described in the Compensation Discussion and Analysis, effective January 31, 2008, we adopted our Severance Plan, which provides eligible employees, including executive officers, whose employment is involuntarily terminated by us without cause, by the employee with good reason, or in connection with a change in control, with certain severance benefits, including a lump sum payment based upon (i) the employee’s position and (ii) base salary and target bonus. In addition, each of Messrs. Fusco, Miller, Hill, May and Doody have agreements with us that provide for certain severance benefits as described below. The amount of compensation payable to each named executive officer in the event of a termination of employment on December 31, 2008, is described below.

Change in Control and Severance Benefits Plan

The Severance Plan provides benefits to certain of our employees who are Senior Vice Presidents and above in the event of a termination of employment by us without cause or by the employee with good reason, or in connection with a change in control or potential change in control. The Compensation Committee designates the individuals eligible to participate in the Severance Plan during each calendar year and determines the level, or Tier, at which such individual will participate. Once selected, an individual remains a participant for each succeeding calendar year unless given written notice by October 31 of the preceding year. A participant may not be removed from the Severance Plan, nor placed in a lower Tier, during the pendency of, or within six months following, a potential change in control or within two years following a change in control.

As of December 31, 2008, the following named executive officers are participants in the Severance Plan: Tier 1 — none; Tier 2 — None; Tier 3 — Zamir Rauf, Executive Vice President and Chief Financial Officer; John B. Hill, Executive Vice President and Chief Commercial Officer; Tier 4 — Michael Rogers, Senior Vice President, Geothermal Operations.

Severance and Benefits in Connection with a Change in Control

With respect to each participant, upon the occurrence of a change in control, notwithstanding the provisions of any other benefit plan or agreement:

•	each outstanding option shall become automatically vested and exercisable,

•

options outstanding as of January 31, 2008, shall remain exercisable by such participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired, but in no event beyond the original term of such option; and

•

options granted after January 31, 2008, shall remain exercisable by such participant for a period of (i) three years in the case of a Tier 1 participant, (ii) two years in the case of a Tier 2 participant or (iii) one year in the case of a Tier 3 participant, beyond the date at which the Option would have otherwise expired, but in no event beyond the original term of such Option;

•

the vesting restrictions on all other awards relating to common stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.

In the event that a participant’s employment is terminated within 24 months following a change in control or within three months following a potential change in control (provided that a change in control occurs within six months following such potential change in control), and upon the occurrence of (i) a Tier 1 participant’s termination of employment for any reason other than by us for cause or (ii) the termination of a Tier 2, Tier 3 or Tier 4 participant’s employment by us without cause, or by such participant for good reason, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to 2.99 times (in the case of a Tier 1, Tier 2 or Tier 3 participant) or 1.99 times (in the case of a Tier 4 participant) the sum of (a) the participant’s highest annual salary in the three years preceding the termination and (b) the participant’s highest target bonus for the year of termination or for the year in which the change in control occurred, whichever is larger; plus

•

a lump sum payment for all “accrued obligations,” defined as all unused vacation time and all accrued but unpaid compensation earned by such participant as of the termination date, to be paid as soon as practicable following the termination date; and

•

health care continuation benefits, to be provided concurrently with any health care benefit required under COBRA, as follows: (a) in the case of a Tier 1 participant, for a period of 36 months following termination, the participant and his or her dependents shall continue to be covered by all health care, medical and dental insurance plans and programs (excluding disability) maintained by us under which the participant was covered immediately prior to the termination date; and (b) in the case of a Tier 2 or Tier 3 participant, for a period of 36 months, and in the case of a Tier 4 participant, for a period of 24 months, following termination, such participants and their dependents continue to be covered by all health care, medical and dental insurance plans and programs (excluding disability) maintained by us under which the participant was covered immediately prior to the termination date at the same cost sharing between us and such participant as applies to a similarly situated active employee.

Severance and Benefits Not in Connection with a Change in Control

In the event that a participant’s employment is terminated by the participant for good reason or by us without cause, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

In the case of a Tier 1 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 2.0 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

•

In the case of a Tier 2 or Tier 3 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 1.5 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

•

In the case of a Tier 4 participant, (i) a lump sum payment within 60 days following termination in an amount equal to the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

In addition to the above, for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4), following the termination date, the participant and his or her dependents shall receive continued health care benefits at the same cost sharing between us and such participant as a similarly situated active employee, to be provided concurrently with any health care benefit required under COBRA.

Provisions Applicable Whether or Not Termination Is in Connection with a Change in Control

In addition, participants entitled to benefits in connection with a severance or change in control are also entitled to receive outplacement benefits at our expense beginning on such participant’s termination date for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4).

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any benefit or payment to a Tier 1, Tier 2, or Tier 3 participant (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Section 4999 of the IRC or any interest or penalties are incurred by such participant with respect to such excise tax, then such participant will be entitled to receive an additional “gross-up payment” in an amount such that the net amount of such additional payment retained by the participant, after payment of all federal, state and local income and employment taxes, shall be equal to the excise tax imposed. A Tier 4 participant is not entitled to receive a gross-up payment under the Severance Plan.

If any participant is a “specified employee” under Section 409A of the IRC, any benefits to be paid or received under the Severance Plan are to be delayed in accordance with the IRC.

Employment Agreements

Jack A. Fusco

Pursuant to our agreement with Mr. Fusco, described further above under “Summary of Employment Agreements,” if Mr. Fusco is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs,

•	a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination,

•	continuation of certain health and welfare benefits for a period of two years following the date of termination, and

•	outplacement services for a period of up to 24 months following such termination.

In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of two, and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Fusco is also eligible for a gross up payment in the event that any of such amounts become subject to the excise tax imposed by Section 4999 of the IRC.

In addition, with respect to the sign-on option granted to Mr. Fusco:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Fusco’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Fusco’s employment is terminated by us without cause or if Mr. Fusco resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination.

•	if Mr. Fusco is terminated for cause, or if he resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

W. Thaddeus Miller

Pursuant to our agreement with Mr. Miller, described further above under “Summary of Employment Agreements,” if Mr. Miller is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs,

•	a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination,

•	continuation of certain health and welfare benefits for a period of 18 months following the date of termination, and

•	outplacement services for a period of up to 18 months following such termination.

In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of 1.5, and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Miller is also eligible for a gross up payment in the event that any of such amounts become subject to the excise tax imposed by Section 4999 of the IRC.

In addition, with respect to the sign-on option granted to Mr. Miller:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Miller’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Miller’s employment is terminated by us without cause or if Mr. Miller resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination.

•	if Mr. Miller is terminated for cause, or if he resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

John B. Hill

Pursuant to the letter agreement dated September 1, 2008, between us and Mr. Hill, Mr. Hill has been designated as a Tier 3 participant in the Severance Plan. In addition to the payments and benefits under the Severance Plan, as described above, the letter agreement provides that Mr. Hill will also be entitled to a prorated bonus for the year in which his employment is terminated without cause or he resigns for good reason, and, with respect to the sign-on option granted to Mr. Hill:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Hill’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Hill’s employment is terminated by us without cause or if Mr. Hill resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the option will be forfeited as of the date of such termination.

•	if Mr. Hill is terminated for cause, or if he resigns other than for good reason, he will forfeit any portion of the option that is outstanding, whether vested or unvested.

Robert P. May

Under the March 25, 2008, amendment and restatement of Mr. May’s employment agreement, severance benefits are payable to Mr. May upon his resignation for good reason or the Company’s termination of his employment other than for cause. Upon the termination of Mr. May’s employment on August 10, 2008, he became entitled to these severance benefits, which comprise an amount equal to the sum of Mr. May’s annual base salary and target bonus at the time of the termination of his employment (for a total of $3 million), payable over a year on the same payroll schedule that had applied to payment of Mr. May’s salary at the time of his termination. In compliance with IRC Section 409A, such payments were deferred until six months after Mr. May provided the Company with a signed, unrevoked release, with the first payment being made in an amount equal to the total of the payments that would otherwise have been made during such six month period. In addition, Mr. May is entitled to healthcare coverage under COBRA for himself and his family for up to one year. The employment agreement also protects the Company’s proprietary information and limits Mr. May’s rights to compete with the Company for 12 months and to solicit its employees for 18 months following his termination. In addition, upon Mr. May’s termination, 73,000 restricted shares and an option to purchase 325,500 shares of common stock held by Mr. May became fully vested; the option will remain exercisable until March 25, 2018.

If any payment or benefit to Mr. May under the employment agreement is subject to the excise tax imposed by Section 4999 of the IRC, Mr. May would be eligible to receive a gross-up payment, which may be necessary to place him in the same after-tax position in which he would have been if such excise tax (together with any interest and penalties) had not been imposed.

Gregory L. Doody

Under Mr. Doody’s employment agreement, severance benefits are payable upon his resignation for good reason or the Company’s termination of his employment other than for cause. Upon the termination of Mr. Doody’s employment on August 12, 2008, he became entitled to these severance benefits, which comprise an amount equal to two times his annual base salary at the time of the termination of his employment (for a total of $1 million), payable over a two-year period on the same payroll schedule that had applied to payment of Mr. Doody’s salary at the time of his termination. In compliance with IRC Section 409A, such payments were deferred until six months after Mr. Doody provided the Company with a signed, unrevoked release, with the first payment being made in an amount equal to the total of the payments that would otherwise have been made during such six month period. In addition, Mr. Doody is entitled to healthcare coverage under COBRA for himself and his family for up to one year. The employment agreement protects our proprietary information and limits Mr. Doody’s rights to compete with us for 12 months and to solicit our employees for 18 months following his termination. Mr. Doody may reduce the non-compete period from 12 months to as short as 6 months by repaying a pro rata portion of the minimum success fee prior to operating, participating in, being employed by or performing consulting services for a “competitive enterprise” (as defined in the employment agreement).

In addition, 100,600 shares of restricted stock that had been granted to Mr. Doody on February 6, 2008, and an option to purchase 64,100 shares of common stock for a purchase price of $16.90 per share granted to Mr. Doody on January 31, 2008, became fully vested upon his termination. The option was exercisable until January 31, 2009, when it expired unexercised. An option to purchase 59,800 shares of common stock for a per share purchase price of $18.38 and 13,400 restricted shares granted to Mr. Doody on March 5, 2008, that were unvested at the time of his termination, were forfeited.

If any payment or benefit to Mr. Doody under the employment agreement is subject to the excise tax imposed by Section 4999 of the IRC, Mr. Doody would be eligible to receive a gross-up payment, which may be necessary to place him in the same after-tax position in which he would have been if such excise tax (together with any interest and penalties) had not been imposed.

Effect of Termination Events or Change in Control on Unvested Equity Awards

The majority of the equity awards granted to our named executive officers through December 31, 2008, were granted under the MEIP. Unvested options issued under the MEIP terminate upon termination of employment and optionees generally have three months following termination of employment to exercise their vested options (unless the option terminates earlier pursuant to its terms). The form option agreements issued under the MEIP generally provide that unvested option immediately vest upon a change in control. Unless otherwise set forth in an award agreement, unvested restricted stock is forfeited upon a termination of employment. Unvested restricted stock fully vests upon a change in control, unless otherwise set forth in an award agreement. Amounts payable to each of our executive officers based on a termination event or a change in control are set forth below under “— Table of Potential Payments Upon Termination or Change in Control”.

Table of Potential Payments Upon Termination or Change in Control

The following table sets forth the details, on an executive by executive basis, of the estimated payments and benefits that would be provided to each named executive officer in the event that the executive’s employment with us is terminated for any reason, including a termination for cause, resignation or retirement, a constructive termination, a termination without cause, death and termination in connection with a change in control. The amounts included in the tables are based on the following:

•	A termination event effective as of December 31, 2008 (except that, with respect to Messrs. May and Doody, the termination event is effective as of their actual respective termination dates).

•	The value of our common stock of $7.28 per share, based on the closing price of our common stock on the NYSE on December 31, 2008, the last trading day in 2008.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and accordingly, with respect to those named executive officers who remain employed by the Company at December 31, 2008, may differ from the amounts set forth in the tables below. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive officer in the event of his death, long-term disability or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided at our discretion.

Named Executive Officer	By Company for Cause	By Company Without Cause	By Executive with Good Reason	Termination in Connection with Change of Control		Death
Jack A. Fusco
Cash Compensation(1)	$—	$4,000,000	$4,000,000	$6,000,000		$—
Health and Welfare Benefits(2)	—	35,928	35,928	53,928		112,000
Outplacement	—	55,000	55,000	55,000		—
Unvested Options(3)	—	—	—	—		—
Stock Awards(4)	—	—	—	—		—
Tax Gross-Up(5)	—	—	—	853,697		—

TOTAL	$—	$4,090,928	$4,090,928	$6,962,625		$112,000

Robert P. May(6)
Cash Compensation(1)	$—	$3,000,000	$—	$—		$—
Health and Welfare Benefits(2)	—	26,964	—	—		—
Outplacement	—	50,000	—	—		—
Unvested Options(3)	—	—	—	—		—
Stock Awards(4)	—	1,167,270	—	—		—
Tax Gross-Up(5)	—	—	—	—		—

TOTAL	$—	$4,244,234	$—	$—		$—

Zamir Rauf
Cash Compensation(1)	$—	$1,353,750	$1,353,750	$2,698,475		$—
Health and Welfare Benefits(2)	—	26,964	26,964	53,928		—
Outplacement	—	50,000	50,000	50,000		—
Unvested Options(3)	—	—	—	—		—
Stock Awards(4)	—	—	—	300,664		300,664
Tax Gross-Up(5)	—	—	—	525,459		—

TOTAL	$—	$1,430,714	$1,430,714	$3,628,526		$300,664

Lisa Donahue(7)
Cash Compensation	$—	$—	$—	$—		$—
Health and Welfare Benefits	—	—	—	—		—
Unvested Options	—	—	—	—		—
Stock Awards	—	—	—	—		—
Tax Gross-Up	—	—	—	—		—

TOTAL	$—	$—	$—	$—		$—

John B. Hill
Cash Compensation(1)	$—	$1,710,000	$1,710,000	$3,408,600		$—
Health and Welfare Benefits(2)	—	26,964	26,964	53,928		36,000
Outplacement	—	50,000	50,000	50,000		—
Unvested Options(3)	—	—	—	—		—
Stock Awards(4)	—	—	—	—		—
Tax Gross-Up(5)	—	—	—	498,928		—

TOTAL	$—	$1,786,964	$1,786,964	$4,011,456		$36,000

Michael D. Rogers
Cash Compensation(1)	$—	$451,731	$451,731	$270,234	(8)	$—
Health and Welfare Benefits(2)	—	17,976	17,976	35,952		—
Outplacement	—	40,000	40,000	40,000		—
Unvested Options(3)	—	—	—	—		—
Stock Awards(4)	—	—	—	1,009,008		1,009,008
Tax Gross-Up(5)	—	—	—	—		—

TOTAL	$—	$509,707	$509,707	$1,355,194		$1,009,008

Named Executive Officer	By Company for Cause	By Company Without Cause	By Executive with Good Reason	Termination in Connection with Change of Control	Death
W. Thaddeus Miller
Cash Compensation(1)	$—	$1,995,000	$1,995,000	$3,990,000$	—
Health and Welfare Benefits(2)	—	17,964	17,964	35,928	47,904
Outplacement	—	50,000	50,000	55,000	—
Unvested Options(3)	—	—	—	—	—
Stock Awards(4)	—	—	—	—	—
Tax Gross-Up(5)	—	—	—	805,931	—

TOTAL	$—	$2,062,964	$2,062,964	$4,886,859	$47,904

Gregory L. Doody(6)
Cash Compensation(1)	$—	$1,000,000	$—	$—	$—
Health and Welfare Benefits(2)	—	8,982	—	—	—
Outplacement	—	50,000	—	—	—
Unvested Options(3)	—	—	—	—	—
Stock Awards(4)	—	1,597,528	—	—	—
Tax Gross-Up(5)	—	—	—	—	—

TOTAL	$—	$2,656,510	$—	$—	$—

(1)

Amounts represented assume that no executive received payment from any displacement program, supplemental unemployment plan or other separation benefit which would decrease the amount of the above payments, where applicable. The amounts would be paid as a lump sum but have been calculated without any present-value discount and assuming that base pay would continue at 2008 rates.

(2)

Using generally accepted accounting principles for purposes of the Company’s financial statements, continued health and welfare benefits were valued at the amount of $1,498 per month (for family coverage) which applied to all executives except Messrs. Miller and Doody. Mr. Miller’s coverage (employee and spouse) is valued at $998 per month. Mr. Doody’s coverage (employee only) is valued at $499 per month. Outplacement services are valued at $40,000 for 12 months of coverage; $50,000 for 18 months of coverage; and $55,000 for 24 and 36 months of coverage.

(3)

The value of Option Awards represents the difference between the closing price of our common stock on December 31, 2008, ($7.28) (or with respect to those executives that actually terminated during 2008, the closing price of our common stock on their date of termination) and the exercise price of all unvested options that would vest upon the triggering event. All of the options that would be subject to accelerated vesting upon one of the triggering events noted above had exercise prices in excess of the closing price of the stock on the relevant date and, therefore, no executive actually recognized or would have recognized any gain with respect to any accelerated options upon any triggering event. Mr. Fusco’s options, with exercise prices of $15.99, $19.19, $21.59 and $23.99, fully vest upon a change in control, his death or retirement at age 65 with five years of service, but Mr. Fusco would not recognize any gain with respect to the options if any of those triggering events occurred on December 31, 2008. Mr. May’s 325,500 options, with an exercise price of $17.53, became fully vested on August 10, 2008 in connection with Mr. May’s termination of employment. Mr. May did not recognize any gain upon the accelerated vesting of his options. Mr. Rauf’s options, with exercise prices of $16.90, $18.38, and $8.01, fully vest upon a change in control, his death or retirement at age 65 with five years of service but Mr. Rauf would not recognize any gain with respect to the options if such triggering event occurred on December 31, 2008. Mr. Hill’s options, with exercise prices of $18.00, $21.60, $24.30 and $27.00, fully vest upon a change in control, death or his retirement at age 65 with five years of service, but Mr. Hill would not recognize any gain with respect to the options if such a triggering event were to occur on December 31, 2008. Mr. Roger’s options, with exercise prices of $16.90 and $18.38, fully vest upon a change in control, his death or retirement at age 65 with five years of service but Mr. Rogers would not recognize any gain with respect to the options if such triggering event occurred on December 31, 2008. Mr. Miller’s options, with exercise prices of $16.60, $19.19, $21.59 and $23.99, would fully vest upon a change in control, his death or retirement at age 65 with five years of service, but Mr. Miller would not recognize any gain with respect to the options if any of those triggering events occurred on December 31, 2008. Mr. Doody’s options, with an exercise price of $16.90 became fully vested upon his termination but Mr. Doody did not recognize any gain upon vesting.

(4)

The value of Stock Awards represents the value at December 31, 2008 (or with respect to those executives that actually terminated during 2008, the value on their date of termination) of all shares of restricted stock that on that date were subject to service-based restrictions, which restrictions lapse upon a change in control or separation from employment.

(5)

The gross-up payment is an additional amount that we are required to pay to the executive in order to make the executive whole for federal excise taxes imposed on the executive as a result of the executive’s receipt of payments that are contingent upon a change of control, as well as the payment of all federal and state income and excise taxes imposed on the gross-up payment. In determining the excise tax and gross-up amount shown in this table, we allocated a portion of the value of the payments to be made to the executive to a non-compete agreement with the executive. We have been advised that such an allocation is customary in the event of an actual change of control and would result in a reduction of the amount of the applicable excise tax. For purposes of this table, the value allocated to the non-compete agreements with the named executive officers is based upon annual base salary and bonus. In the event of an actual change of control, an alternative approach to determine the value to allocate to the non-compete agreement may be used, which could include an independent market value analysis of these non-compete agreements. In addition, amounts representing any pro rata bonuses payable to the named executive officers in the year of termination have not been included in determining the estimated excise tax because we have been advised that it is customary for such regular and recurring bonus payments to be excluded from the calculation of excise tax under Section 280G and Section 4999 of the IRC.

(6)

Mr. May terminated his employment on August 10, 2008, and Mr. Doody terminated on August 12, 2008. In accordance with SEC disclosure rules, only amounts that became due to Messrs. May and Doody upon these triggering events are disclosed.

(7)

Ms. Donahue served as our Chief Financial Officer from November 2006 to June 2008. Ms. Donahue’s services as Chief Financial Officer were provided pursuant to an agreement with AP Services, LLC (“AP Services”) and she was not entitled to any payments upon a termination event. See “ — Summary of Employment Agreements” for more information.

(8)

Mr. Rogers would not be entitled to a gross up payment in the event of a change in control. Under the Severance Plan, Mr. Rogers can elect to have his cash severance or non-cash severance benefits reduced so that the IRC Section 280G excise tax would not be triggered (unless the reduced amount is less than the amount that Mr. Rogers would be entitled to reduce by any applicable taxes, including IRC Section 280G excise taxes). For purposes of disclosure, we have assumed that Mr. Rogers’ cash severance payments would be reduced so as not to trigger the IRC Section 280G excise tax.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See “Executive Officers — Executive Compensation — Summary of Employment Agreements” for a description of employment agreements between us and certain of the named executive officers.

Lisa Donahue. Ms. Donahue, our Former Senior Vice President and Chief Financial Officer, is a Managing Director of both AlixPartners and its affiliate AP Services. Ms. Donahue remained a Managing Director of each of AlixPartners and AP Services while serving as our Chief Financial Officer. Ms. Donahue’s services as Chief Financial Officer were provided pursuant to an agreement, dated November 29, 2005, as amended by a letter agreement, dated November 3, 2006, between us and AP Services, pursuant to which we retained AP Services in connection with our Chapter 11 restructuring. Under these agreements, we were charged hourly fees for the services of temporary personnel (including Ms. Donahue) and such temporary personnel (including Ms. Donahue) were compensated independently pursuant to arrangements between AP Services and AlixPartners. The hourly fee for Ms. Donahue’s services during 2008 was $795. Fees and expenses we incurred under the AP Services agreements for the year 2008 totaled approximately $12.9 million, including a one-time success fee of $6 million paid to AP Services as a result of our emergence from Chapter 11. Of the total fees, approximately $0.6 million related to fees for services provided by Ms. Donahue in 2008. In addition, Ms. Donahue is entitled to indemnification under the provisions of our Amended and Restated Certificate of Incorporation.

We understand from Ms. Donahue that she does not and did not have a direct monetary interest in the transaction; in particular, she has not and will not, as applicable, directly receive a portion of the fees paid by us to AP Services in respect of her hourly fees, the overall fee, the success fee or any other fees relating to any other aspect of our engagement of AP Services, nor will her ultimate compensation from AlixPartners be directly attributable to our engagement of AP Services and the fees generated thereunder. Rather, the ultimate amount of her compensation will depend on a number of factors related to, among other things, the financial success of AlixPartners, as well as her successful performance as a managing director of AlixPartners. Accordingly, we are not able to determine the approximate amount, if any, of Ms. Donahue’s interest in the transaction.

Stephen F. Hodkinson. Mr. Hodkinson, a Director of each of AP Services and AlixPartners, served as our Interim Corporate Controller from November 2006 through August 2008, and also assumed the duties of the chief accounting officer on an interim basis from June 2 through August 29, 2008, pursuant to the agreements with AP Services. Of the total fees and expenses paid to AP Services in 2008, approximately $0.9 million related to fees for services provided by Mr. Hodkinson, for whose services we were charged $620 per hour. In addition, Mr. Hodkinson is entitled to indemnification under the provisions of our Amended and Restated Certificate of Incorporation. We understand from Mr. Hodkinson that, like Ms. Donahue, he does not and did not have a direct monetary interest in the transaction; in particular, he has not and will not, as applicable, directly receive a portion of the fees paid by us to AP Services in respect of his hourly fees, the overall fee, the success fee or any other fees relating to any other aspect of our engagement of AP Services, nor will his ultimate compensation from AlixPartners be directly attributable to our engagement of AP Services and the fees generated thereunder. Rather, the ultimate amount of his compensation will depend on a number of factors related to, among other things, the financial success of AlixPartners, as well as his successful performance as a director of AlixPartners. Accordingly, we are not able to determine the approximate amount, if any, of Mr. Hodkinson’s interest in the transaction.

Todd W. Filsinger. Todd W. Filsinger, a Managing Partner of PA Consulting, provided consulting services to us from December 2005 through August 2008, pursuant to agreements between us and PA Consulting. As a consultant, Mr. Filsinger served as our Interim Chief Operating Officer from May 2 to August 31, 2008.

PA Consulting was retained by us in connection with our Chapter 11 restructuring pursuant to a letter agreement dated December 7, 2005. Pursuant to the letter agreement, we were charged a fee for Mr. Filsinger’s services of $620 per hour from January 1, 2007, through January 31, 2008; this fee was increased to $750 per hour beginning February 1, 2008. On May 2, 2008, we entered into a new agreement with PA Consulting, which replaced the letter agreement. Pursuant to an addendum to the new agreement, also entered into on May 2, 2008, we were charged a fixed rate of $220,000 per month for Mr. Filsinger’s services as Interim Chief Operating Officer, which amount included the services of one additional PA Consulting consultant to support Mr. Filsinger; services provided by Mr. Filsinger outside of the defined scope of the Interim Chief Operating Officer were required to be separately charged at the billing rate of $750 per hour then in effect for Mr. Filsinger. We incurred a total of approximately $13.2 million under the agreements with PA Consulting in 2008, of which approximately $1.8 million related to fees for services provided by Mr. Filsinger (including for the additional consultant related to the Interim Chief Operating Officer position) and $300,000 related to a fee paid in connection with our hiring of Mr. Germeroth discussed below. Mr. Filsinger did not receive any compensation directly from us or participate in any of our employee benefit plans. Rather, Mr. Filsinger is compensated independently pursuant to separate arrangements between him and PA Consulting. However, Mr. Filsinger is entitled to indemnification under the provisions of our Amended and Restated Certificate of Incorporation.

We understand from Mr. Filsinger that he does not have a direct monetary interest in the transaction. In particular, Mr. Filsinger has not and will not directly receive a portion of the fees paid by us to PA Consulting in respect of his hourly fees, the monthly fee, the overall fee, or any other fees relating to any other aspect of the engagement, nor has or will his ultimate total compensation from PA Consulting be directly attributable to our engagement of PA Consulting and the fees generated thereby. Rather, the ultimate amount of his total compensation from PA Consulting has and will depend on a number of factors related to, among other things, the financial success of PA Consulting as well as his successful performance in his position with PA Consulting. Accordingly, we are not able to determine the approximate amount, if any, of Mr. Filsinger’s interest in the transaction.

Gary M. Germeroth. We paid a fee of $300,000 to PA Consulting in 2008 in connection with our hiring of Mr. Germeroth, our Executive Vice President and Chief Risk Officer, who was an employee of PA Consulting prior to his joining the Company in June 2007. We understand from Mr. Germeroth and Mr. Filsinger that they will not receive any portion of such fee.

Robert P. May. Mr. May, our former Chief Executive Officer, is a member of the Deutsche Bank Client Advisory Board in the Americas. Certain affiliates of Deutsche Bank were lenders under our $5.0 billion Debtor-in-Possession, or “DIP,” credit facility that was outstanding until January 31, 2008, when it was refinanced with our $7.3 billion exit credit and bridge facilities. Deutsche Bank Securities Inc. served as joint syndication agent, and Deutsche Bank Trust Company Americas served as administrative agent for the first priority lenders, under the DIP credit facility. In addition, certain affiliates of Deutsche Bank are lenders under our $7.3 billion exit credit and bridge facilities and Deutsche Bank Securities Inc. serves as co-documentation agent under our exit credit facility. Mr. May has and had no monetary interest in the DIP credit facility or the exit credit and bridge facilities.

Director Independence. See “Corporate Governance Matters — Director Independence.”

PROPOSAL 2

AMENDMENT TO ARTICLE III OF

THE AMENDED AND RESTATED BYLAWS

Our Board of Directors, after careful consideration and upon recommendation by our Nominating and Governance Committee, has adopted and recommends shareholder approval of a proposal to amend Section 3.2 of our Bylaws to permit the Board to fix the size of the Board, as determined from time to time by a majority vote of the full Board, to be no less than five (5) directors and no more than eleven (11) directors. Our Bylaws currently fix the number of directors at nine (9). While our directors are authorized to fill any vacancy on the Board, they are not entitled to change the size of the Board or to amend the Bylaws to allow them to change the size of the Board without shareholder approval.

The Board of Directors believes that the proposed amendment will give the Board greater flexibility to address the addition or retirement of directors. In particular, the amendment could facilitate transitions of responsibility between incoming and outgoing directors, providing continuity during such transition periods. Requiring that the Board always consist of nine directors can also place undue pressure on the Board to fill vacancies caused by unexpected events, while allowing a range of the total number of directors will provide the Board with sufficient time and flexibility to identify and evaluate well-qualified nominees to fill any vacancies or, alternatively, to determine not to fill such vacancy. In addition, the amendment would provide greater flexibility should a different number of directors become more appropriate for the Company. In particular, it will allow the Board to respond quickly to attract and retain candidates who add to the depth of experience, viewpoints and qualifications of the Board. While we have not identified any particular candidates other than those shareholders will be voting on at the Annual Meeting, our Nominating and Governance Committee is continually seeking outstanding candidates to serve on our Board. If we obtain shareholder approval of Proposal 2, we currently expect to continue to search for additional candidates with an eye toward increasing the size of our Board in the future.

The provision of the Bylaws limiting the Board to exactly nine members was adopted in connection with our emergence from bankruptcy protection. While appropriate at that time as an interim measure to allow the Board to act for a period of time following our emergence, the Board has determined that it is no longer useful or necessary to the effective functioning of the Board. Rather, as described above, it unduly restricts the ability of the Board to act effectively and quickly to respond to current circumstances.

The text of the proposed amendment to Article III, Section 3.2 is as follows:

“Number of Directors: The Board of Directors shall consist of not less than five (5) nor more than eleven (11) Directors. Subject to the foregoing sentence, the specific number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.”

If a quorum exists at the Annual Meeting, the amendment to the Bylaws proposed in this section will be adopted if a majority of the total shares outstanding vote in favor of such amendment.

The Board of Directors recommends that you vote “FOR” approval of the amendment to the Bylaws.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PWC as our independent registered public accounting firm for the year ending December 31, 2009.

We expect that representatives of PWC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

While the Audit Committee retains PWC as our independent public accounting firm, the Board is submitting the selection of PWC to the shareholders for ratification upon the recommendation to do so by the Audit Committee. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of PWC as our independent registered public accounting firm for the year ending December 31, 2009. If the selection of PWC is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of PWC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests. For information regarding the fees paid by us to PWC during each of the last two fiscal year, see “Principal Accounting Fees and Services” above.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy.

The Board of Directors recommends that you vote “FOR” approval of PWC as our independent registered public accounting firm for the year ending December 31, 2009.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended to be included in our proxy statement and voted on at our 2010 annual meeting of shareholders must be received at our offices at 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, on or before January 7, 2010. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the 2010 annual meeting proxy statement and form of proxy.

Pursuant to our Bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2010 annual meeting of shareholders to be brought before the meeting by a shareholder entitled to vote at the meeting, the shareholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received earlier than January 7, 2010 (120 days prior to May 7, 2010, the one year anniversary of the Annual Meeting), nor later than February 6, 2010 (90 days prior to May 7, 2010). The notice must contain the information required by our Bylaws. The foregoing Bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of our Bylaws is available upon request to: Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

W. Thaddeus Miller

Corporate Secretary

March 20, 2009

EXHIBIT A

CHARTER OF THE COMPENSATION COMMITTEE

OF

CALPINE CORPORATION

Purpose and Primary Objectives and Responsibilities

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of Calpine Corporation (the “Company”) is to oversee the development of the compensation objectives and policies of the Company (the “Compensation Policies”) and to review and recommend to the Board of Directors the individual compensation of the executive officers of the Company in order to attract and retain high-quality personnel to better ensure the long-term success of the Company and the creation of long-term shareholder value.

The primary objectives and direct responsibilities of the Committee are to:

(a) review and approve the objectives of the Company’s compensation programs and policies, including the Company’s benefit plans;

(b) enable the Board of Directors to discharge its responsibilities relating to the compensation of the Company’s executive officers;

(c) produce a compensation committee report on executive officer compensation as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement distributed in connection with the annual meeting of shareholders or annual report on Form 10-K filed with the Securities and Exchange Commission, in accordance with all laws and regulations applicable to the Company;

(d) review and discuss with management the Company’s disclosures under “Compensation Discussion and Analysis” (the “CD&A”), and based on such review and discussion, make a recommendation to the Board of Directors as to whether the CD&A should be included in the Company’s annual report on Form 10-K and, as applicable, the Company’s proxy statement.

(e) make recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;

(f) review and approve corporate goals and objectives relevant to the compensation of the chief executive officer of the Company and other executive officers;

(g) evaluate the performance of the chief executive officer of the Company in light of those goals and objectives;

(h) together with the other independent directors (as defined in the Corporate Governance Guidelines) determine and approve the base compensation level of and incentive compensation for the chief executive officer of the Company based on this evaluation;

(i) approve base compensation and incentive compensation levels for other executive officers of the Company for ratification by the Board of Directors;

(j) recommend to the Board of Directors for their approval all equity-based awards granted by the Company;

(k) act as (or designate) an administrator for such plans as may be required;

(l) perform an annual performance evaluation of the Committee and the members of the Committee; and

(m) review and recommend to the Board of Directors fees and retainers for members of the Board of Directors and members and chairpersons of committees of the Board of Directors.

Committee Composition

The Committee shall consist of no fewer than three members.

Each member of the Committee shall be appointed by the Board of Directors, considering the recommendations of the Nominating and Governance Committee of the Board of Directors. No member of the Committee may be removed except by a majority of independent directors (as defined in the Corporate Governance Guidelines) then in office. The Board of Directors may fill vacancies on the Committee by a majority vote of the Board of Directors.

Each member of the Committee must qualify as an independent director under the Corporate Governance Guidelines and otherwise meet any qualifications for membership on a compensation committee imposed by any exchange or market on which the Company’s common stock may be listed (the “Exchange”) and any other laws and regulations applicable to the Company.

As deemed appropriate by the Board of Directors, each member of the Committee may be required to meet the requirements of a “non-employee director” under Rule 16b3 under the Securities Exchange Act of 1934 and the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

The Board of Directors shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by-laws of the Company, this charter or the Corporate Governance Guidelines of the Company, the Committee shall determine the rules of procedure under which it shall operate.

Committee Structure and Operation

The Committee will meet no less than four times per year.

The Chairman shall preside over the meetings of the Committee and shall appoint a secretary (who need not be a member of the Committee) to take written minutes of the meetings.

The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. In addition, if requested by the Board of Directors, the Chairman shall call a meeting of the Committee and place on the agenda such items as may be requested by the Board of Directors.

The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person (other than a member of the Committee) from a meeting as the Committee deems appropriate.

The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Committee as a whole.

Compensation Policies

The Committee shall have the sole authority to develop and oversee the Compensation Policies with respect to executive officers of the Company.

In determining the portion of the Compensation Policies relating to the compensation of the chief executive officer of the Company, the Committee shall consider the Company’s performance and relative stockholder return, the value of similar compensation and incentive awards to chief executive officers of comparable companies and the awards given to chief executive officers of listed companies in past years, together with such other factors as the Committee shall deem relevant.

Authority

The Committee shall have the sole authority to retain and terminate any compensation consultant to assist in the evaluation of compensation for members of the Board of Directors and executive officers of the Company and to approve such consultant’s fees and other retention terms.

The Committee shall have the direct authority to review the performance of the chief executive officer of the Company against the goals and objectives set by the Committee and to recommend to the Board of Directors the annual base salary, annual incentive bonus, long-term incentive awards, employment agreements, severance arrangements, change in control agreements and special or supplemental benefits for the chief executive officer of the Company, which shall determined and approved by the Board of Directors at a meeting at which neither any director that is not independent nor the chief executive officer is present.

The Committee shall have the sole authority to approve goals and objectives for, and the annual base salary, annual incentive bonus, long-term incentive awards, employment agreements, severance arrangements, change in control agreements and special or supplemental benefits for, the executive officers of the Company. The Committee’s determination concerning such compensation (including incentive compensation) shall be subject to ratification by the Board of Directors.

The Committee shall have the sole authority to approve the annual base salary, annual incentive bonus, long-term incentive awards, employment agreements, severance arrangements, change in control agreements and special or supplemental benefits for the officers of the Company, provided, however, that the Committee may delegate authority to approve ordinary merit increases, changes in compensation upon promotion or change of job duties, and similar compensation matters handled in the ordinary course of business to management in accordance with the Compensation Policies.

The Committee shall have the authority to:

(a) obtain, at the expense of the Company, the advice and assistance of outside advisers, including legal and accounting advisers, as reasonably necessary to fulfill its responsibilities; and

(b) perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by- laws and certificate of incorporation of the Company, this charter, the Corporate Governance Guidelines, the Company’s Code of Conduct or any laws and regulations applicable to the Company.

Reviews and Evaluations

The Committee shall be responsible, at least on an annual basis, for reviewing and evaluating:

(a) the performance of the Committee and the members of the Committee;

(b) the performance of the executive officers of the Company in connection with a review of their compensation; and

(c) the possible dilutive effect of options granted to the employees of the Company.

The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating the adequacy of the Compensation Policies, in consultation with the Chairman of the Board and the chief executive officer of the Company.

In performing the reviews and evaluations set forth above, the Committee shall solicit comments from all members of the Board of Directors.

The Committee shall deliver to the Board of Directors a report setting forth the results of its evaluation, including any recommended amendments to this charter and any recommended changes to the policies and procedures of the Company or the Board of Directors.

The Committee shall make any necessary changes, or recommend that the Board of Directors make any necessary changes, required to correct any deficiencies noted by the Committee in performing the reviews and evaluations set forth above.

Additional Responsibilities

The Committee shall adopt, administer and approve awards under incentive compensation and equity-based plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans, or recommend to the Board of Directors such awards all as provided under the terms of the applicable plans.

The Committee shall make regular reports to the Board of Directors.

Disclosure of Charter

This charter shall be made available on the Company’s website.

Date of Adoption

This charter was adopted by the Board of Directors effective January 31, 2008.

EXHIBIT B

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF CALPINE CORPORATION

Purpose and Primary Objectives and Responsibilities

The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors of Calpine Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders, particularly with respect to the manner in which it conducts its stewardship of the Company.

The primary objectives and direct responsibilities of the Committee are to:

(a) create a process that will allow the Committee to identify and evaluate individuals qualified to become members of the Board of Directors, consistent with the criteria approved by the Board of Directors, including individuals proposed for consideration by the Company’s shareholders and existing members of the Board of Directors;

(b) recommend to the Board of Directors the nominees for membership on the Board of Directors to be submitted by the Board of Directors to the stockholders at each annual meeting of stockholders, taking into account the criteria for membership on the Board of Directors set forth in the Corporate Governance Guidelines (as defined below);

(c) recommend to the Board of Directors candidates to fill vacancies on the Board of Directors and newly-created positions on the Board of Directors resulting from any increase in the authorized number of Directors in the manner provided in the Company’s By-laws;

(d) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, including requirements applicable to all members of the Board of Directors and criteria for the selection of new members of the Board of Directors (the “Corporate Governance Guidelines”);

(e) periodically review and recommend to the Board of Directors such changes in the Corporate Governance Guidelines as the Committee deems necessary or advisable;

(f) oversee the evaluation of the Board of Directors and the management of the Company;

(g) perform an annual performance evaluation of the Committee and the members of the Committee;

(h) report to the Board of Directors on a regular basis, as determined by the Committee or the Board of Directors; and

(i) fulfill such other duties as may be specified in this charter, including the evaluation duties specified below, and such other duties as may be delegated to it from time to time by the Board of Directors.

Committee Composition

The Committee shall consist of no fewer than three members.

Each member of the Committee shall be appointed by the Board of Directors. No member of the Committee may be removed except by a majority of independent directors (as defined in the Corporate Governance Guidelines) then in office. The Board of Directors may fill vacancies on the Committee by a majority vote of the Board of Directors.

Each member of the Committee must qualify as an independent director under the Corporate Governance Guidelines and otherwise meet any qualifications for membership on a nominating / corporate governance committee imposed by any exchange or market on which the Company’s common stock may be listed (the “Exchange”) and any other laws and regulations applicable to the Company.

The Board of Directors shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by- laws of the Company or in this charter, the Committee shall determine the rules of procedure under which the Committee shall operate.

Committee Structure and Operation

The Committee shall meet no less than four times per year.

The Chairman shall preside over the meetings of the Committee and shall appoint a secretary (who need not be a member of the Committee) to take written minutes of the meetings.

The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. In addition, if requested by the Board of Directors, the Chairman shall call a meeting of the Committee and place on the agenda such items as may be requested by the Board of Directors.

The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person (other than a member of the Committee) from a meeting as the Committee deems appropriate.

The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Committee as a whole.

Authority

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify candidates for membership on the Board of Directors and to approve such search firm’s fees and other retention terms. The Committee shall promptly advise the Board of Directors of any proposed retention or termination of a search firm and the fees and other retention terms therefore.

The Committee shall have the authority to:

(a) obtain, at the expense of the Company, the advice and assistance of outside advisers, including legal and accounting advisers, as reasonably necessary to fulfill its responsibilities; and

(b) perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by- laws and certificate of incorporation of the Company, this charter, the Corporate Governance Guidelines, the Company’s Code of Conduct or any laws and regulations applicable to the Company.

Qualifications of Directors

The Committee shall develop and recommend to the Board of Directors, as part of the Corporate Governance Guidelines, the criteria for the selection of new members of the Board of Directors and its committees, in accordance with the policies of the Committee, the by-laws of the Company and all laws and regulations applicable to the Company, including criteria relating to:

(a) conflicts of interest applicable to the members of the Board of Directors;

(b) expertise required for members of the Board of Directors; and

(c) outside demands on members of the Board of Directors, including other directorships.

Reviews and Evaluations

The Committee shall:

(a) conduct an annual performance evaluation of the Committee and the members of the Committee; and

(b) oversee the evaluation of the Board of Directors and the evaluation process for management.

The Committee shall:

(a) review the Corporate Governance Guidelines for compliance by the Board of Directors and management of the Company;

(b) advise the Board of Directors of any non-compliance noted during its review; and

(c) recommend to the Board of Directors steps appropriate or necessary to cure such non-compliance.

In performing the reviews and evaluations set forth above, the Committee shall solicit, to the extent practicable, comments from all members of the Board of Directors.

Disclosure of Charter

This charter shall be made available on the Company’s website.

Date of Adoption

This charter was adopted by the Board of Directors effective January 31, 2008, and amended on February 26, 2009.

EXHIBIT C

CHARTER OF THE AUDIT COMMITTEE

OF CALPINE CORPORATION

Purpose and Primary Objectives and Responsibilities

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Calpine Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its shareholders, particularly with respect to the oversight of the accounting and financial reporting practices of the Company.

The primary objectives and direct responsibilities of the Committee are to:

(a) assist the Board of Directors in the oversight of:

(i) the integrity of the Company’s financial statements;

(ii) the Company’s compliance with legal and regulatory requirements;

(iii) the qualifications and independence of the independent auditor of the Company; and

(iv) the performance of the internal audit function and independent auditors of the Company;

(b) prepare an audit committee report as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement distributed in connection with the annual meeting of shareholders;

(c) retain and terminate the independent auditor of the Company;

(d) at least annually, obtain and review a report by the independent auditor describing:

(i) the internal quality-control procedures of the independent auditor;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits, carried out by the independent auditor, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditor and the Company;

(e) discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(f) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(g) obtain advice and assistance from outside legal, accounting and/or other advisers, as deemed appropriate by the Committee;

(h) discuss policies with respect to risk assessment and risk management;

(i) meet separately and periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors of the Company;

(j) review with the independent auditors of the Company any audit problems or difficulties and management’s response;

(k) set clear hiring policies for employees or former employees of the independent auditors of the Company;

(l) report regularly to the Board of Directors; and

(m) perform an annual performance evaluation of the Committee and the members of the Committee.

Committee Composition

The Committee shall consist of no fewer than three members.

Each member of the Committee shall be appointed by the Board of Directors, considering the recommendations of the Nominating and Governance Committee of the Board of Directors. No member of the Committee may be removed except by a majority of independent directors (as defined in the Corporate Governance Guidelines) then in office. The Board of Directors may fill vacancies on the Committee by a majority vote of the Board of Directors.

Each member of the Committee must qualify as an independent director under the Corporate Governance Guidelines and otherwise meet any qualifications for membership on an audit committee imposed by any exchange or market on which the Company’s common stock may be listed (the “Exchange”) and any other laws and regulations applicable to the Company. Without limiting the generality of the foregoing, each member of the Committee must be financially sophisticated, as such qualification is determined by the Board of Directors.

One member of the Committee must qualify as an audit committee financial expert under the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by-laws of the Company, this charter or the Corporate Governance Guidelines of the Company, the Committee shall determine the rules of procedure under which it shall operate.

Committee Structure and Operation

The Committee will meet no less than four times per year.

The Chairman shall preside over the meetings of the Committee and shall appoint a secretary (who need not be a member of the Committee) to take written minutes of the meetings.

The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. In addition, if requested by the Board of Directors, the Chairman shall call a meeting of the Committee and place on the agenda such items as may be requested by the Board of Directors.

The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person (other than a member of the Committee) from a meeting as the Committee deems appropriate.

The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Committee as a whole.

Authority

The Committee shall have the authority to

(a) obtain, at the expense of the Company, the advice and assistance of outside advisers, including legal and accounting advisers, as reasonably necessary to fulfill its responsibilities; and

(b) perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by-laws and certificate of incorporation of the Company, this charter, the Corporate Governance Guidelines, the Company’s Code of Conduct or any laws and regulations applicable to the Company.

Independent Auditors

The Committee shall have the sole authority to:

(a) appoint and replace the independent auditors of the Company, subject to shareholder ratification if deemed appropriate by the Committee or required by the by-laws or certificate of incorporation of the Company, the Corporate Governance Guidelines or any laws and regulations applicable to the Company;

(b) approve, in advance of their provision, any audit services to be provided by the independent auditors of the Company;

(c) approve, in advance of their provision, any non-audit services to be provided by the independent auditors of the Company; and

(d) approve all engagement fees and terms of the independent auditors of the Company.

The Committee shall be directly responsible for the oversight of the work of the independent auditors of the Company, including the resolution of disagreements between management and the independent auditors of the Company regarding financial reporting.

The Committee shall, on a periodic basis as deemed appropriate by the Committee, review the qualifications and independence of the independent auditor of the Company.

The independent auditors of the Company shall report directly to the Committee.

The Committee shall:

(a) ensure that the independent auditors of the Company and its partners are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder relating to required rotation of audit partners;

(b) discuss with the independent auditors of the Company any communications between the audit team members and the independent auditor’s “national office” regarding auditing or accounting issues presented by the engagement;

(c) discuss with management and the independent auditors of the Company any accounting adjustments that were noted or proposed by the independent auditors of the Company; and

(d) review any reports of the independent auditors of the Company required under the Sarbanes-Oxley Act of 2002 and obtain from the independent auditors of the Company any information with respect to illegal acts in accordance with Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

Internal Audit Function

The committee shall ensure the Company maintains an internal audit function.

The Director of Internal Audit shall report directly to the Committee.

The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating:

(a) the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationship among the internal auditor, financial management and the Committee, the internal audit reporting obligations, the proposed internal audit plans and the coordination of such plans with the independent auditors of the Company;

(b) the findings of the internal audit staff from completed audits; and

(c) the appointment, reassignment or dismissal of the director of internal audit.

Reviews and Evaluations

The Committee shall be responsible, at least on an annual basis, for reviewing and evaluating

(a) the performance of the Committee and the members of the Committee; and

(b) the performance of the independent auditors of the Company.

The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating:

(a) with management and the independent auditors of the Company, the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the annual report on Form 10-K and the quarterly report on Form 10-Q, as applicable;

(b) with management and the independent auditors of the Company, as applicable

(i) significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant issues regarding the adequacy of the Company’s disclosure controls and procedures;

(ii) analyses prepared by management or the independent auditors of the Company setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles on the financial statements;

(iii) any management letter provided by the independent auditors of the Company and the Company’s response to such management letter;

(iv) any difficulties or issues encountered in the course of the audit work performed by the independent auditors of the Company, including any disagreements with management or restrictions in the scope of the independent auditors to the Company activities or on access to requested information and management’s response thereto;

(v) the effect of regulation and accounting initiatives on the financial disclosures of the Company; and

(vi) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(c) with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

(d) with management and legal counsel, the Company’s system for assessing whether the Company’s financial statements, reports and other financial information required to be filed with the Securities and Exchange Commission and other governmental organizations comply with all applicable laws and regulations.

The Committee shall make any necessary changes, or recommend that the Board of Directors make any necessary changes, required to correct any deficiencies noted by the Committee in performing the reviews and evaluations set forth above.

Funding

The Board of Directors shall ensure that the Company provides appropriate funding, as determined by the Committee, in order for the Committee to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, including the payment of compensation to the independent auditors of the Company and to any advisers engaged by the Committee pursuant to this charter.

Additional Responsibilities

The Committee shall, on a periodic basis as deemed appropriate by the Committee, discuss

(a) with management and the independent auditors of the Company, any correspondence with regulators or governmental agencies and any employees complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

(b) with the Company’s chief counsel, legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

Review disclosures made by the principal executive officer and principal financial officer of the Company regarding compliance with the certifications requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including with respect to the Company’s disclosure controls and procedures.

Limitations of Committee’s Roles

Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

Disclosure of Charter

This charter shall be made available on the Company’s website.

Date of Adoption

This charter was adopted by the Board of Directors effective January 31, 2008, and amended on February 26, 2009.

EXHIBIT D

CALPINE CODE OF CONDUCT

Calpine employees, officers, and members of the Board of Directors (“directors”) are expected to conduct themselves and to perform their duties in furtherance of Calpine business in a highly ethical manner. This is to be done in accordance with this Code of Conduct, Calpine’s policies, Calpine’s operational priorities, socially responsible values, accepted business practices and applicable laws, rules and regulations of appropriate government and regulatory agencies.

I.	GUIDING PRINCIPLES

To ensure the achievement of the Company’s goals, all employees, officers and directors shall abide by the following principles in carrying out their responsibilities. Full-time, part-time and temporary employees, as well as consultants and other agents, are collectively referred to as “employees” in this Code of Conduct.

Fair Dealings: All employees, officers and directors shall deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors. Calpine will not tolerate its employees, officers or directors taking unfair advantage of anyone through manipulation, concealment, abuse of privileged information, or misrepresentation of material fact.

Conflicts of Interests: All employees, officers and directors have a duty to act in the best interests of Calpine and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. A “conflict of interest” can occur when an individual’s personal interest is adverse to, or appears to be adverse to, the interests of Calpine as a whole. A “conflict of interest” may also arise when an individual, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position with Calpine. “Immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone else (other than employees) who share such person’s home. Potential situations in which a “conflict of interest” may arise include, but are not limited to:

(1) Acceptance of Gifts and/or Entertainment. A “conflict of interest” arises if an employee, officer or director is offered a gift by a third party, where such gift is being made to influence the proposed recipient’s actions in their position with Calpine, or where acceptance of the gift could reasonably create that impression. Non-cash gifts of nominal value and gifts customarily made in the course of business will generally not give rise to a conflict of interest. Gifts of any amount may never be solicited, and gifts of cash or securities may never be accepted.

(2) Gift and Business Courtesies to Federal, State and Local Government Employees. It is Calpine’s policy to comply strictly with laws governing the offering of gratuities and other items of value to federal, state and local government employees. The following is a guide:

Federal Executive Branch Employees. All employees, officers and directors are prohibited from giving anything, except as follows: (i) Calpine advertising or promotional items of limited intrinsic value, (ii) business-related meals and local transportation with an aggregate value of $50 or less per occasion and not exceeding $250, in the aggregate, in any calendar year; and (iii) other exceptions as approved by the responsible ethics official.

Federal Legislative and Judicial Branch, and State and Local, Employees. Since these employees are governed by a wide variety of laws and regulations, all employees, officers and directors should consult with the Office of the General Counsel prior to offering anything of value.

(3) Gift and Business Courtesies to Non Government Persons and Labor Organizations. Employees, officers and directors are permitted to provide meals, refreshments, entertainment, and other business courtesies of reasonable value to non-government persons in support of Calpine business activities, so long as this practice (i) does not violate any law or regulation, and (ii) is consistent with industry practices, infrequent in nature, and not lavish or extravagant. It is illegal for Calpine or its representatives to pay or receive anything of value from any labor organization. Moreover, other companies may have restrictive gift acceptance policies. Employees, officers and directors should always be very careful when giving gifts or offering entertainment to others and if there is a concern that the gift or entertainment may cause a recipient to be in violation of its policy, the employee, officer or director in question should ask in advance whether the potential gift or entertainment may be accepted by them under their gift/entertainment policy.

Should a conflict of interest arise or if there are any uncertainties as to whether a conflict of interest has arisen, the affected individual is required to notify his or her supervisor and the Office of the General Counsel. In the case of senior officers, the Chief Executive Officer is considered to be the individual’s supervisor. In the case of directors and the Chief Executive Officer, the Audit Committee of the Board of Directors is considered to be the individual’s supervisor.

Corporate Opportunities and Assets: All employees, officers and directors are prohibited from (1) competing with Calpine, (2) using Calpine property, information, labor or position for personal gain, or (3) taking opportunities for themselves personally that are discovered through the use of Calpine property or information, or their position with Calpine. All employees, officers and directors shall strive to protect and ensure the efficient use of company assets.

Bribery, Kickback and Fraud: It is Calpine’s policy that no funds or assets can be paid, loaned or otherwise given as bribes, kickbacks, or other payments designed to influence or compromise the conduct of the recipient, including the payment of bribes to government officials to obtain favorable rulings. In addition, no employee will accept any funds or other assets for assisting in obtaining business or for securing special concessions from Calpine. To illustrate the standard that Calpine expects every employee to maintain, the following conduct is expressly prohibited:

•	payment or receipt of money, gifts, loans or other favors that may tend to influence business decisions or compromise independent judgment;

•	payment or receipt of rebates or kickbacks for obtaining business for or from the Company;

•	payment of bribes to government officials to obtain favorable rulings; and

•	any other activity that would reflect unfavorably on Calpine’s reputation.

Employees have a responsibility to report any actual or attempted bribery, kickback or fraud.

The foregoing does not limit Calpine’s right to conduct lobbying or disclose promotion efforts in compliance with applicable laws.

Confidentiality: All employees, officers and directors shall maintain the confidentiality of confidential information entrusted to them by Calpine, its customers, suppliers, and employees, except when disclosure is authorized or legally mandated.

Diligence: All employees, officers and directors are expected to perform their duties with due care, loyalty, competence and diligence. All employees, officers and directors are expected to maintain the knowledge, skills and professional qualifications important and relevant to their positions.

II.	AREAS OF ADDITIONAL FOCUS

Calpine is committed to the goals of maximizing its returns to stakeholders and operating the Company in a safe environment, guided by good governance principles. To ensure achievement of these goals, all employees, officers and directors are expected to be particularly dedicated to applying Calpine’s principles of ethical conduct in the following areas.

Financial Records and Reports: All employees, officers and directors shall strive to ensure the full, fair, accurate and timely preparation and maintenance of Calpine’s financial records and reports. Calpine’s senior financial officers are responsible for establishing and maintaining adequate internal and disclosure controls and procedures to ensure the full, fair, accurate, timely and understandable maintenance and disclosure of Calpine’s financial condition, and other essential data with care and honesty. Transparency is a key principle in this area.

Safety: All employees, officers and directors are expected to perform their duties in accordance with safety protocols, rules and training in order to recognize and mitigate potential hazards and ensure a safe working environment.

Environment: All employees, officers and directors shall seek to ensure that Calpine’s operations are in full compliance with all applicable environmental laws, rules and regulations.

Community Relations: All employees, officers and directors shall seek to ensure that Calpine continues to maintain positive relationships with all of the communities in which Calpine conducts business.

Government Relations: All interactions on behalf of Calpine by Calpine employees, officers and directors with governmental and regulatory agencies will be conducted in an open, constructive and positive manner.

III.	COMPLIANCE

Calpine is committed to ensuring compliance with this Code of Conduct by all of its employees, officers and directors. In furtherance of this goal, Calpine has adopted the following measures.

Acknowledgment: Each employee, officer and director must submit an acknowledgement, either in paper or electronic format, that he or she has read, understood, is accountable for adhering to, and to the best of his or her knowledge, is in compliance with this Code of Conduct. The current version of the Code of Conduct should be obtained from the Calpine Intranet.

Open Channels of Communication: All employees, officers and directors are encouraged and expected to communicate honestly and freely with supervisors, managers and other appropriate personnel, including personnel in the Human Resources and Legal departments, when in doubt about the best course of action in a particular situation. Moreover, each employee, officer and director is encouraged and expected to report actual or suspected violations of laws, rules and regulations, this Code of Conduct or any other policy to his or her supervisor, manager and other appropriate personnel. Calpine does not tolerate retribution, retaliation or adverse personnel action against anyone submitting such a report in good faith. Directors and senior officers should raise any issue or concern they may have directly with the Audit Committee of the Board of Directors. Employees, officers and directors also have the option to direct their concerns or to report violations to the anonymous hotline service established by Calpine.

Waivers: Waivers of this Code of Conduct must be explicitly approved. The employee, officer or director seeking the waiver must provide his or her supervisor and the Office of the General Counsel with all pertinent information relating to such request. If the Office of the General Counsel decides to recommend approval of the waiver, it shall present such recommendation and all pertinent information to the Audit Committee. The request for a waiver may only be granted if (1) the Audit Committee is satisfied that all relevant information on which to base a decision has been provided and (2) adequate controls have been instituted to assure that the interests of Calpine remain protected. In the case of the Chief Executive Officer and directors, any waiver must be approved by the Audit Committee and the Nominating and Governance Committee. Any such waiver granted and the basis for the grant of such waiver, shall be publicly communicated , as appropriate, as soon as practicable.

Investigations and Enforcement: The Audit Committee of the Board of Directors has oversight responsibility for the administration of this Code of Conduct. The Audit Committee has delegated to the Office of the General Counsel of Calpine the responsibility and authority to conduct prompt and thorough investigations of any allegations or suspicions of violations of laws, rules and regulations, this Code of Conduct or any other policy. The Office of the General Counsel shall (1) evaluate the gravity and credibility of any alleged violation, (2) initiate informal inquiries or formal investigations as appropriate, (3) report the results of such inquiry or investigation to senior management and the Audit Committee, (4) recommend appropriate action against violators, including but not limited to termination of employment, (5) recommend changes in this Code of Conduct or in other policies and procedures as appropriate to institute remedial measures to prevent recurrence of similar violations, and (6) report, at least annually, to the Audit Committee regarding the effectiveness of this Code of Conduct.

" cut here -------------------------------------------------------------------------------------------------------------------------

Reservation Form for the Calpine Corporation 2009 Annual Meeting of Shareholders

Shareholders who expect to attend the Annual Meeting on May 7, 2009, at 10:00 a.m. in Houston, Texas should complete this form and return it to the Office of the Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting Calpine Corporation common stock ownership as of March 12, 2009.

Name
(Please Print)

Address
(Please Print)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CALPC1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CALPINE		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors		☐	☐	☐
1. ELECTION OF DIRECTORS Nominees:
01) Frank Cassidy	06) Robert A. Mosbacher, Jr.
02) Jack A. Fusco	07) Denise M. O’Leary
03) Robert C. Hinckley	08) William J. Patterson
04) David C. Merritt 05) W. Benjamin Moreland	09) J. Stuart Ryan

Vote on Proposals		For	Against	Abstain

2. Amendment to the Amended and Restated Bylaws.		☐	☐	☐	4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments.	`
3. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2009.		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is given, this proxy will be voted FOR items 1 through 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐		Please sign your name exactly as it appears hereon.
		Yes	No

When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

[Signature PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CALPC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2009

The shareholder(s) hereby appoint(s) Jack A. Fusco and W. Thaddeus Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Calpine Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Central Time, on May 7, 2009, at the Hilton Americas - Houston, located at 1600 Lamar Street, Houston, Texas 77010, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CALPINE CORPORATION ** IMPORTANT NOTICE **	Shareholder Meeting to be held on 5/7/09
Regarding the Availability of Proxy Materials	Proxy Materials Available • Notice and Proxy Statement • Annual Report • Proxy Card
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. If you want to receive a paper or e-mail copy, you must request one. A copy of these materials will be provided to you at NO charge, via e-mail or First Class mail. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 4/23/09.

HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available (located on the following page) and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
R1CLP1	Have the 12 Digit Control Number available and contact:
	1) BY INTERNET	- www.proxyvote.com
	2) BY TELEPHONE	- 1-800-579-1639
	3) BY E-MAIL*	- sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

P71948-01S

7

13

1 of 4

Meeting Information
Meeting Type: Annual
Meeting Date: Meeting Time: For holders as of:	5/7/09 10:00 a.m., Central Time 3/12/09
Meeting Location:
Hilton Americas - Houston 1600 Lamar Street Houston, TX 77010

R1CLP2

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

P71948-01S

6

11

2 of 4

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS Nominees:

01)	Frank Cassidy	06) Robert A. Mosbacher, Jr.
02)	Jack A. Fusco	07) Denise M. O’Leary
03)	Robert C. Hinckley	08) William J. Patterson
04)	David C. Merritt	09) J. Stuart Ryan
05)	W. Benjamin Moreland

2. Amendment to the Amended and Restated Bylaws.			4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments.
3. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2009.

ð	0000 0000 0660

BROADRIDGE		123,456,789,012.00000
FINANCIAL SOLUTIONS, INC.		131347F99
ATTENTION:		P71948-01S
TEST PRINT		6
51 MERCEDES WAY		12
EDGEWOOD, NY		3 OF 4
11717

R1CLP3

P71948-01S

7

14

4 of 4